As filed with the U.S. Securities and Exchange Commission on April 21, 2026

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECNOGLASS INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands*	1793	98-1271120
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3550 NW 49th Street, Miami, Florida 33142

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores Barranquilla, Colombia
Telephone: (57)(5) 3734000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jose Daes
Chief Executive Officer and Chairman
3550 NW 49th Street, Miami, Florida 33142

Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores Barranquilla, Colombia
Telephone: (57)(5) 3734000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Jeffrey M. Gallant

Eric T. Schwartz

Graubard Miller

405 Lexington Avenue, 44th Floor

New York, New York 10174
(212) 818-8800

Approximate date of commencement of proposed sale of the securities to the public: The Continuation described herein is expected to be effective as soon as practicable after this Registration Statement becomes effective, subject to compliance with regulatory requirements.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

* The Registrant intends, subject to shareholder approval, to effect a Continuation under Section 206 of the Companies Act (As Revised) of the Cayman Islands and Section 607.11930 of the Florida Business Corporation Act, pursuant to which the Registrant’s jurisdiction of incorporation shall be changed from the Cayman Islands to Florida.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be subject to change. This preliminary proxy statement / prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED APRIL 21, 2026

TECNOGLASS INC.

PROXY STATEMENT FOR ANNUAL GENERAL MEETING
OF TECNOGLASS INC.

PROSPECTUS FOR ORDINARY SHARES
CONTINUATION TO FLORIDA

Tecnoglass Inc. (the “Company” or “we”) is an exempted company incorporated in the Cayman Islands with limited liability. We are proposing to change our jurisdiction of incorporation from the Cayman Islands to Florida through a transaction known as a continuation (the “Continuation”) under Section 206 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) and Section 607.11930 of the Florida Business Corporation Act (the “FBCA”). The Continuation will be effective upon the Company’s registration with the Secretary of State of the State of Florida. Thereafter, the continued Company will be subject to Florida law, the FBCA and the Proposed Charter Documents (as defined herein). We will be deregistered in the Cayman Islands as of the date shown on the certificate of de-registration issued by the Cayman Islands Registrar of Companies. The de-registration in the Cayman Islands and the Continuation under Florida law will occur on the same date. Our board of directors (the “Board of Directors”) has unanimously approved our Continuation, believes it to be in the best interests of our shareholders and unanimously recommends approval of our Continuation to our shareholders. In this proxy statement/prospectus we sometimes refer to the Company as “Tecnoglass (Cayman)” prior to the Continuation and as “Tecnoglass (Florida)” after the Continuation. Unless the context requires otherwise, references to “Tecnoglass,” the “Company,” “we,” “us,” and “our” in this proxy statement/prospectus refer to Tecnoglass (Cayman) prior to the Continuation and Tecnoglass (Florida) after the Continuation, and its subsidiaries, on a consolidated basis.

The Continuation will change the governing law that applies to our shareholders from Cayman law to Florida law. There are material differences between Cayman law and Florida law. Our shareholders may have more or less rights under Florida law depending on the specific set of circumstances. See “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights” for a summary of the significant differences between Cayman law and Florida law.

The Continuation will not interrupt the corporate existence or operations of the Company or the listing of our ordinary shares, par value $0.0001 per share (“Ordinary Shares”), on the New York Stock Exchange (“NYSE”) under the trading symbol “TGLS.”

This proxy statement/prospectus incorporates important business and financial information about us from reports we file with the U.S. Securities and Exchange Commission. This incorporated information is not printed in or attached to this proxy statement/prospectus. We explain how you can find this information in “Where You Can Find More Information”. We urge you to review this proxy statement/prospectus, together with the incorporated information, carefully.

Investing in our Ordinary Shares involves risks. See “RISK FACTORS” beginning on page 9 of this proxy statement/prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus dated             , 2026, and is first being made available/mailed to shareholders of Tecnoglass on or about              , 2026.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that an Annual General Meeting of Shareholders (the “AGM”) of Tecnoglass Inc. (“we,” “us,” “our,” “Tecnoglass,” or the “Company”) will be held on , 2026, at 10:00 a.m. local time, to be held at Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, 080001.

The Annual General Meeting will be a virtual meeting. You will be able to attend and participate in the Annual General Meeting online by visiting https://www.________ or by calling the following numbers (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: ________#

The purpose of the meeting is to consider and vote on the following:

1.	To consider and vote upon a special resolution to approve the Company’s de-registration in the Cayman Islands and the Company’s continuation in the State of Florida (the “Continuation”), in accordance with our amended and restated memorandum and articles of association (collectively, our “Articles”), Section 206 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) and Section 607.11930 of the Florida Business Corporation Act (the “FBCA”);

2.	Subject to the approval of the Continuation, to consider and vote upon a special resolution to approve and adopt the Articles of Incorporation and Bylaws in the forms set forth in Exhibits A and B, respectively, of this proxy statement/prospectus (collectively, the “Proposed Charter Documents”), to be effective from the effective date of the Continuation;

3.	To elect three Class A directors to serve for the ensuing three-year period until their successors are elected and qualified; and

4.	To ratify the appointment of PwC Contadores y Auditores S. A. S. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

We do not expect to transact any other business at the AGM. Our board of directors (the “Board of Directors”) has fixed _______, 2026 as the record date (the “Record Date”). Holders of record of our ordinary shares, par value $0.0001 per share (“Ordinary Shares”), on the Record Date are entitled to attend and vote at the AGM or any adjournment or postponement of that meeting. This proxy statement/prospectus more fully describes the details of the business to be conducted at the AGM. After careful consideration, our Board of Directors has approved each proposal and recommends that you vote FOR each proposal described in this proxy statement/prospectus.

This proxy statement/prospectus is for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for the securities of the Company.

You are urged to read the attached proxy statement/prospectus, which contains information relevant to the actions to be taken at the AGM. Whether or not you expect to attend the AGM, you are requested to date, sign and return the accompanying form of proxy in the enclosed addressed, postage-prepaid envelope. Returning a proxy will not affect your right to vote in person (virtually) if you attend the meeting. You may revoke your proxy if you so desire at any time before it is voted. We would greatly appreciate the prompt return of your proxy as this will assist us in preparing for the AGM.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL GENERALMEETING OF SHAREHOLDERS TO BE HELD ON , 2026

This proxy statement/prospectus, dated _______, 2026, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026, are available at https://investors.tecnoglass.com/financials/annual-reports/default.aspx.

By Order of the Board of Directors,

Jose Daes

Chief Executive Officer and Director

     , 2026

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FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations and projections about future events and trends that may affect the business, financial condition, and operating results. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected growth, are forward-looking statements. Forward-looking statements often include words such as, but not limited to, “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of these terms or similar expressions. These forward-looking statements include, among other things, statements about the anticipated timing and effects of the Continuation, including its tax treatment. These statements involve risks and uncertainties, including those that are described in “Risk Factors” of this proxy statement/prospectus, that may cause actual future events or results to differ materially from those expected. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

In addition, principal risks and uncertainties that may affect our business, financial condition or results of operations include the following risks:

Risks Related to Our Business Operations

●	We operate in competitive markets, and our business could suffer if we are unable to adequately address potential downward pricing pressures and other factors that may reduce operating margins.
●	Failure to maintain the performance, reliability and quality standards required by our customers could have a materially negative impact on our financial condition and results of operation.
●	The volatility of the cost of raw materials used to produce our products could materially adversely affect our results of operations in the future.
●	We rely on third-party suppliers for raw materials and third-party transportation, each of which subjects us to risks and costs that we cannot control, and which risks and costs may materially adversely affect our operations.
●	We may not realize the anticipated benefit through our joint venture with Saint-Gobain and the planned construction of a new plant as part of the joint venture may not be completed as planned.
●	Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance existing products and services through product development initiatives and technological advances; any failure to make such improvements could harm our future business and prospects.
●	The home building industry and the home repair and remodeling sector are regulated and any increased regulatory restrictions or changes in building codes could negatively affect our sales and results of operations.
●	Changes in building codes could lower the demand for our impact-resistant windows and doors.
●	Equipment failures, delays in deliveries and catastrophic loss at our manufacturing facility could lead to production curtailments or shutdowns that prevent us from producing our products.
●	Our reliance on a single facility subjects us to concentrated risks.
●	Customer concentration and related credit, commercial and legal risk may adversely impact our future earnings and cash flows.
●	If new construction levels and repair and remodeling markets decline, such market pressures could negatively affect our results of operations.
●	Our business involves complex manufacturing processes that may cause personal injury or property damage, subjecting us to liabilities, possible losses, and other disruptions of our operations in the future, which may not be covered by insurance.
●	The nature of our business exposes each of our subsidiaries to product liability and warranty claims that, if adversely determined, could negatively affect our financial condition and results of operations and the confidence of customers in our products.
●	We are subject to potential exposure to environmental liabilities and are subject to environmental regulation and any such liabilities or regulation may negatively affect our costs and results of operations in the future.
●	Weather can materially affect our business and we are subject to seasonality.

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●	Our results of operations could be significantly affected by foreign currency fluctuations and currency regulations.
●	We are dependent on certain key personnel, the loss of whom could materially affect our financial performance and prospects in the future.
●	Certain of our officers and directors have been involved in litigation, investigations or other proceedings and may be so again in the future, the defense or prosecution of such matters could be time-consuming and could divert our management’s attention and may have an adverse effect on us.
●	We have from time to time entered into significant transactions with affiliates or other related parties, which may result in conflicts of interest.
●	The interests of our controlling shareholders could differ from the interests of our other shareholders.
●	We conduct all of our operations through our subsidiaries and will rely on payments from our subsidiaries to meet all of our obligations and may fail to meet our obligations if our subsidiaries are unable to make payments to us.
●	Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.

Risks Related to Colombia and Other Countries Where We Operate

●	Our operations are located in Colombia, which may make it more difficult for U.S. investors to understand and predict how changing market and economic conditions will affect our financial results. It also may be difficult or impossible to enforce judgments of courts of the United States and other jurisdictions against our Colombian subsidiaries or any of their directors, officers and controlling persons.
●	Economic and political conditions in Colombia may have an adverse effect on our financial condition and results of operations.
●	The Colombian Government and the Central Bank exercise significant influence on the Colombian economy.
●	Factors such as Colombia’s growing public debt and fluctuating exchange rates could adversely affect the Colombian economy.
●	Economic instability in Colombia could negatively affect our ability to sell our products.
●	Government policies and actions and judicial decisions in Colombia could significantly affect our results of operations and financial condition in the future.
●	Our business could be negatively impacted by tariffs imposed by the U.S. government and trade tensions between the U.S. and Colombia.
●	We are dependent on sales to customers outside Colombia and any failure to make these sales may adversely affect our operating results in the future.
●	We are subject to trade investigations conducted by U.S. authorities over Colombian products that may result in additional duties for our products.

Risks Related to Us and Our Securities

●	Because we are currently incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.
●	If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our business.
●	Anti-takeover provisions in our organizational documents and Cayman Islands law (and Florida law if the Continuation is implemented) may discourage or prevent a change of control, even if an acquisition would be beneficial to our shareholders, which could depress the price of our ordinary shares and prevent attempts by our shareholders to replace or remove our current management.
●	We are a “controlled company,” controlled by Energy Holding Corp., whose interest in our business may be different from ours or yours.
●	We cannot assure you that we will continue to pay dividends on our ordinary shares, and our indebtedness, future investments or cashflow generation could limit our ability to continue to pay dividends on our ordinary shares.
●	If the Continuation is not implemented, a United States person is treated as owning at least 10% of the value or voting power of our shares, such holder may be subject to adverse U.S. federal income tax consequences.

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Risks Related to Public Health Events, Epidemics, Pandemics and Similar Outbreaks

●	We face various risks related to health epidemics, pandemics (such as COVID-19) and other public health events which may have material adverse effects on our business, financial position, results of operations and/or cash flows. These risks may include, among other things, workforce disruptions; constraints on travel and onsite activities; supply-chain interruptions; inflationary pressures and reduced availability of materials, components, or logistics capacity; changes in customer demand; and increased costs to implement health and safety measures. While the acute impacts of COVID-19 have generally moderated, resurgences of COVID-19 variants or other outbreaks could result in renewed governmental, regulatory, or voluntary measures, and could adversely affect our operations and those of our customers, suppliers, and other business partners.

We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

This proxy statement/prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

DELIVERY OF PROXY MATERIALS

The Company may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement/prospectus, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold Ordinary Shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company at Tecnoglass Inc., 3550 NW 49th Street, Miami, Florida 33142, Attention: Corporate Secretary. If you hold Ordinary Shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact your brokerage firm or bank, as applicable.

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SUMMARY

This summary highlights selected information appearing elsewhere in this proxy statement/prospectus and does not contain all the information that you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this proxy statement/prospectus and the documents incorporated by reference herein. You should read this proxy statement/prospectus in its entirety. References in this proxy statement/prospectus to “$,” “US$” and “U.S. dollars” are to United States dollars.

Our Company

Tecnoglass is a leading vertically integrated manufacturer, supplier and installer of high-end aluminum and vinyl windows and architectural glass for the global commercial and residential construction markets. We are an exempted company incorporated under the laws of the Cayman Islands. We were incorporated in 2013 in connection with a business combination between Tecnoglass subsidiaries C.I. Energia Solar S.A. E.S. Windows (“ES”) and Tecnglass S.A. (“TG”), and Andina Acquisition Corporation. TG and ES are corporations formed under the laws of Colombia and founded in 1994 and 1983, respectively, by José M. Daes, our Chief Executive Officer, and Christian T. Daes, our Chief Operating Officer.

Information About the Annual General Meeting And Voting

Why Did You Send Me this Proxy Statement/Prospectus?

We sent you this proxy statement/prospectus and the enclosed proxy card because the Board of Directors of Tecnoglass is soliciting your proxy to vote at the AGM, which will be held on                           , 2026, at 10:00 a.m., local time, at Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, 080001.

The Annual General Meeting will be a virtual meeting. You will be able to attend and participate in the Annual General Meeting online by visiting https://www.________ or by calling the following numbers (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: ________#

This proxy statement/prospectus summarizes the information you need to vote at the AGM. You do not need to attend the AGM to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or over the Internet.

What Proposals Will Be Voted on at the AGM?

We will be asking you to approve the Company’s de-registration from the Cayman Islands and the Company’s continuation to Florida (the “Continuation”), our Proposed Charter Documents, the election of three Class A directors to serve for the ensuing three-year period until their successors are elected and qualified and the ratification of the appointment of PwC Contadores y Auditores S. A. S. as the Company’s independent registered public accounting firm for the year ending December 31, 2026. We have summarized these proposals below.

The four proposals scheduled to be voted on at the AGM, which are summarized in the immediately preceding paragraphs, are as follows:

1	To consider and vote upon a special resolution to approve the Company’s de-registration in the Cayman Islands and the Company’s continuation in the State of Florida (the “Continuation”), in accordance with our amended and restated memorandum and articles of association (collectively, our “Articles”), Section 206 of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) and Section 607.11930 of the Florida Business Corporation Act (the “FBCA”);

2	Subject to the approval of the Continuation, to consider and vote upon a special resolution to approve and adopt the Articles of Incorporation and Bylaws in the forms set forth in Exhibits A and B, respectively, of this proxy statement/prospectus (collectively, the “Proposed Charter Documents”), to be effective from the effective date of the Continuation;

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3	To elect three Class A directors to serve for the ensuing three-year period until their successors are elected and qualified; and

4	To ratify the appointment of PwC Contadores y Auditores S. A. S. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Proposal Nos. 1 and 2 are conditional on each other. Proposal Nos. 3 and 4 are not conditional on any of the other proposals. Our Board of Directors recommends that you vote your shares “FOR” each of the proposals presented in this proxy statement/prospectus at the AGM.

What are the Steps Required to Effect the Continuation?

Further to the approval of the Continuation by our shareholders at the AGM, we will need to effect the following steps under Cayman law and Florida law, respectively:

Cayman Law

The Continuation is subject to the approval of the Cayman Islands Registrar of Companies (the “Cayman Registrar”), which must approve our de-registration in the Cayman Islands. As part of the application for de-registration, the Company must submit the following documents to the Cayman Registrar in accordance with the requirements of Section 206 of the Cayman Companies Act. The Cayman Registrar will review each of these documents to confirm Tecnoglass (Cayman) meets the requirements for de-registration:

●	an undertaking signed by a director of Tecnoglass (Cayman) that notice of the transfer has been or will be given within 21 days to the secured creditors of Tecnoglass (Cayman) (if any);

●	a sworn and notarized voluntary declaration of a director of Tecnoglass (Cayman), stating, among other things, that:

●	no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate Tecnoglass (Cayman) in any jurisdiction;

●	no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of Tecnoglass (Cayman), its affairs or its property or any part thereof;

●	no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of Tecnoglass (Cayman)are and continue to be suspended or restricted;

●	Tecnoglass (Cayman) is able to pay its debts as they fall due;

●	the application for de-registration is bona fide and not intended to defraud existing creditors of Tecnoglass (Cayman);

●	any consent or approval to the transfer required by any contract or undertaking entered into or given by Tecnoglass (Cayman) has been obtained, released or waived, as the case may be;

●	the transfer is permitted by and has been approved in accordance with the Articles of Tecnoglass (Cayman); and

●	the laws of the relevant jurisdiction with respect to the transfer have been or will be complied with;

●	a statement of assets and liabilities up to the latest practicable date before the director’s declaration;

●	notice of any proposed change of name; and

●	notice of the proposed address of the registered office provider or agent for service of process in the new jurisdiction.

Florida Law

In order for Tecnoglass (Cayman) to prove that it has transferred its business activities to Florida, it will be required to file the following documents with the Secretary of State of the State of Florida:

●	articles of conversion;

●	articles of incorporation of Tecnoglass (Florida) to be in effect following the Continuation (the “Tecnoglass (Florida) Articles”).

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Why is the Board of Directors Recommending Approval of the Continuation?

As we continue our mission to manufacture, supply and install high-end aluminum and vinyl windows and architectural glass for the global commercial and residential construction markets, we regularly assess our organization and financial structure. We have a strong presence in the Florida market, which represents a substantial portion of our revenue stream and backlog. Our success in Florida has primarily been achieved through sustained organic growth, with further penetration now taking place into other highly populated areas of the United States. The Board of Directors also believes that the Continuation will allow other potential investors that have restrictions or limitations to buy equities of US domiciled companies, to invest in the company, potentially enhancing the liquidity of its stock. As a result, our Board of Directors has concluded that the Continuation is in the best interests of our shareholders as we continue to increase our presence in the United States and aim to become more US centric. Additionally, our Board of Directors believes the Continuation can increase our ability to return capital to shareholders given certain tax efficiencies in upstream distributions and provide better access to capital in the future while posing no noticeable risks to our operating model, can enhance and accelerate our long-term strategy and can help reduce regulatory and financial risks to our Company.

See “Proposal No. 1: Approval of the Continuation — Principal Reasons for the Continuation.”

Are Proxy Materials Available on the Internet?

Yes our proxy statement/prospectus for the AGM and form of proxy card are available at the following website: https://www.________.

Who is Entitled to Vote?

Only holders of record of our Ordinary Shares on ________, 2026 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the AGM. As of the Record Date, we had ______ Ordinary Shares outstanding. Each shareholder of record is entitled to one vote for each Ordinary Share held by such shareholder.

How is a Quorum Reached?

We are an exempted company incorporated in the Cayman Islands with limited liability, and our affairs are governed by our Articles, the Cayman Companies Act and the common law of the Cayman Islands.

A quorum is the minimum number of shares required to be present at the AGM for the meeting to be properly held under our Third Amended and Restated Memorandum and Articles of Association. The presence, in person, by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy, of the holders of a majority of our ordinary shares constitutes a quorum.

Therefore, a quorum will be present if at least _____ Ordinary Shares are present in person, by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy.

Abstentions and broker non-votes will be counted towards the quorum requirement.

How is the Vote Counted?

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the Company, in which case the required majority to pass a special resolution is 100%).

Proposal Nos. 1 and 2 of this proxy statement/prospectus are special resolutions while Proposal Nos. 3 and 4 are ordinary resolutions.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will have the effective of a vote against Proposal Nos. 1 and 2 and have no effect on Proposal Nos. 3 and 4.

Do I Have Appraisal Rights?

Our shareholders have no rights under the Cayman Companies Act or our Articles to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.

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What are the Costs of Soliciting these Proxies and Who Will Pay Them?

We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

Where Can I Find the Voting Results?

Results of the AGM will be posted on the U.S. Securities and Exchange Commission (the “SEC”) website (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the AGM.

Information About the Continuation

What is the Continuation?

Our Board of Directors is proposing to change our jurisdiction of incorporation from the Cayman Islands to Florida through a transaction called a continuation under Section 206 of Cayman Companies Act and Section 607.11930 of the FBCA. The continued company will become subject to Florida law upon the de-registration of the Company from the Register of Companies in the Cayman Islands and the simultaneous registration of the Continuation with the Florida Secretary of State. Thereafter, Tecnoglass will also be subject to the Proposed Charter Documents. We will be deregistered in the Cayman Islands as of the date shown on the certificate of de-registration issued by the Cayman Registrar. The de-registration in the Cayman Islands and the Continuation under Florida law will occur on the same date. Our Board of Directors has unanimously approved the Continuation, believes it to be in the best interests of the Company and unanimously recommends approval of the Continuation to our shareholders. In this proxy statement/prospectus we sometimes refer to the Company as “Tecnoglass (Cayman)” prior to the Continuation and as “Tecnoglass (Florida)” after the Continuation.

The Continuation will change the governing law that applies to our shareholders from Cayman law to Florida law. There are material differences between Cayman law and Florida law. Our shareholders may have more or less rights under Florida law depending on the specific set of circumstances. The Company will also adopt the Proposed Charter Documents as its constitutional documents upon the Continuation becoming effective. See “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights” for a summary of the significant differences between Cayman law and Florida law.

The Continuation will not interrupt the corporate existence or operations of Tecnoglass or the listing of our shares on the New York Stock Exchange. Each outstanding share at the time of the effectiveness of the Continuation will remain issued and outstanding as a registered share of Tecnoglass (Florida), although designated as Common Stock under Florida law. Following the completion of our Continuation, our shares of Common Stock will continue to be listed and traded on the New York Stock Exchange under the trading symbol “TGLS”.

Regulatory and Other Approvals

The Continuation is subject to the approval of the Cayman Registrar, which must approve our de-registration in the Cayman Islands and satisfaction of the conditions set forth in Section 206 of the Cayman Companies Act. The Continuation is also subject to registration in the State of Florida.

Material Tax Considerations

FOR MORE INFORMATION ABOUT THE MATERIAL TAX CONSIDERATIONS OF THE CONTINUATION, PLEASE READ “PROPOSAL NO. 1 — APPROVAL OF THE CONTINUATION — MATERIAL TAX CONSIDERATIONS.”

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United States Taxation

For U.S. tax purposes, U.S. Holders will be treated as exchanging old shares of Tecnoglass (Cayman) for new shares of Tecnoglass (Florida) in an exchange that is intended to qualify as a tax-free exchange under section 1036 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or as a tax-free recapitalization under section 368(a)(1)(E) of the Code.

Under United States tax law, the Continuation of Tecnoglass (Cayman) is intended to constitute a “reorganization” under section 368(a)(1)(F) of the Code. As such, U.S. Holders of Tecnoglass (Florida) generally will not recognize gain or loss as a result of the Continuation.

Upon the closing of the Continuation, Tecnoglass becomes a domestic corporation for U.S. federal income tax purposes, U.S. Holders (as defined in “Material Tax Considerations” below) of Tecnoglass ordinary shares, will be subject to Section 367(b) of the Code and, as a result:

Subject to the discussion below concerning passive foreign investment companies (“PFICs”), a U.S. Holder of Tecnoglass ordinary shares whose ordinary shares have a fair market value of less than $50,000 on the date of the Continuation and does not own actually and constructively 10% or more (by vote or value) of Tecnoglass (a “10% Shareholder”) will not recognize any gain or loss and will not be required to include any part of Tecnoglass’s earnings in income.

Subject to the discussion below concerning PFICs, a U.S. Holder of Tecnoglass ordinary shares whose ordinary shares have a fair market value of $50,000 or more, but who is not a 10% Shareholder will generally recognize gain (but not loss) on the deemed receipt of Tecnoglass Florida ordinary shares in the Continuation. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367) attributable to its Tecnoglass ordinary shares provided certain other requirements are satisfied.

Subject to the discussion below concerning PFICs, a U.S. Holder of Tecnoglass ordinary shares whose ordinary shares have a fair market value of $50,000 or more, and who on the date of the Continuation is a 10% Shareholder will generally be required to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367) attributable to its Tecnoglass ordinary shares provided certain other requirements are satisfied.

As discussed further under “PFIC Considerations” below, Tecnoglass has not made a determination as to whether it is or has been considered a PFIC. Accordingly, subject to certain exceptions, the Continuation may be a taxable event for any U.S. Holder under the PFIC rules. The determination of whether a foreign corporation is a PFIC is primarily factual, and there is little administrative or judicial authority on which to rely to decide. If Tecnoglass is considered a PFIC for U.S. federal income tax purposes, proposed Treasury Regulations, if finalized in their current form, would generally require U.S. Holders of Tecnoglass ordinary shares to recognize gain on the deemed receipt of shares of common stock of Tecnoglass Florida in the Continuation unless such U.S. Holder has made certain tax elections with respect to such U.S. Holder’s Tecnoglass ordinary shares of common stock. The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on complex rules designed to offset the tax deferral to such U.S. Holder on the undistributed earnings, if any, of Tecnoglass. It is not possible to determine at this time whether, in what form, and with what effective date, final Treasury Regulations under Section 1291(f) will be adopted. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Continuation, see “Material U.S. Federal Income Tax Consequences of the Continuation.”

If you are a non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences of the Continuation” below) of Tecnoglass ordinary shares, you may become subject to withholding tax on any dividends paid on the ordinary shares of Tecnoglass or Tecnoglass Florida subsequent to the Continuation.

For a more detailed description of the material U.S. federal income tax consequences associated with the Continuation, please read “Material U.S. Federal Income Tax Consequences of the Continuation” of this proxy statement/prospectus. WE STRONGLY URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR.

Cayman Islands Taxation

There are no Cayman Islands tax consequences of the Continuation.

Accounting Treatment of the Continuation

Under generally accepted accounting principles in the United States (“US GAAP”), the Continuation will not impact the historical carrying values of any of our assets, liabilities or equity in our consolidated financial statements as filed with the SEC.

No Rights for Dissenting Shareholders

Shareholders will not have the right to dissent under Cayman law. Accordingly, shareholders abstaining or voting against any of the amendments to our Articles or the Continuation will still be subject to the effects of these amendments and the Continuation if the requisite votes are obtained.

Effects of the Continuation on Your Share Ownership

Once the Continuation is completed, holders of our Ordinary Shares will continue to own one share of Common Stock of Tecnoglass (Florida) for each Tecnoglass (Cayman) Ordinary Share held before the Continuation. While nearly all of our outstanding shares are held in book-entry form, certain shareholders may have existing certificates representing their shares. The existing certificates representing Tecnoglass (Cayman)’s Ordinary Shares will not be canceled and will continue to be valid certificates representing Tecnoglass (Florida)’s shares of Common Stock. Generally, except as required under applicable law, we will not exchange existing certificates for new certificates. Irrespective of this, you will continue to be a shareholder of the Company entitled to dividends, preemptive rights and liquidation proceeds and, if you are a holder of record or a beneficial holder of shares held in “street name”, you will continue to be able to exercise your voting rights, prove your ownership interest in the Company, transfer your shares or exercise other shareholder rights.

A shareholder of record of Tecnoglass (Cayman) as of the effective date of the Continuation will continue to be a shareholder of record of Tecnoglass (Florida) immediately after the effective date of the Continuation. Beneficial holders of shares held in “street name” will not be required to take any action.

Effects of the Continuation on Dividends

The FBCA provides that no distribution (including dividends on, or redemption or purchases of, shares of capital stock or distributions of indebtedness) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or, (ii) except as otherwise specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. Directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including but not limited to unrealized appreciation and depreciation, and any other method that is reasonable in the circumstances.

We intend to continue to pay regular quarterly dividends. However, the payment of dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and our general financial condition and limitations imposed by our outstanding indebtedness.

Comparison of Shareholder Rights

Upon completion of the Continuation, our shareholders will be holders of shares of Common Stock of a Florida company. After that time, their rights will be governed by Florida law as well as our Proposed Charter Documents, the subject of Proposal No. 2. You should be aware that the Continuation will change your rights depending upon the circumstances. The section entitled “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights” describes material differences between the rights of shareholders under Cayman law and Florida law. Copies of the proposed Tecnoglass (Florida) Articles and proposed Tecnoglass (Florida) Bylaws (collectively the “Proposed Tecnolgass (Florida) Charter Documents”) are attached to this proxy statement/prospectus as Exhibits A and B, respectively.

We plan to complete the proposed Continuation as soon as possible following approval by our shareholders. Our Board of Directors may, however, decide to delay the Continuation or not proceed with the Continuation if it determines that the transaction is no longer in the best interests of our shareholders. The Board of Directors has not considered any alternative action if the Continuation is not approved or if it decides to abandon the transaction.

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RISK FACTORS

You should carefully consider the following risk factors, the risk factors described in Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2025 as well as the other information included or incorporated by reference into this proxy statement/prospectus, before voting. Additional risks not presently known to us or that we currently deem insignificant may also impair our business or results of operations as they become known facts or as facts and circumstances change. Any of the risks described below or in the documents incorporated by reference could result in a significant or material adverse effect on our results of operations or financial condition.

Your rights as a shareholder will change as a result of the Continuation.

Because of differences in Florida law and Cayman law and certain changes that will be made to our governing documents in connection with the Continuation, your rights as a shareholder will change if the Continuation is completed. For a description of these differences, see “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights.”

The Continuation will result in additional direct and indirect costs whether or not completed.

The Continuation will result in additional direct costs. Following the Continuation, we plan to continue expanding our physical presence in the United States. We may incur additional costs and expenses, primarily tax and professional fees, to comply with U.S. and Florida corporate and tax laws. In addition, we will incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Continuation, whether or not it is approved. The Continuation may also result in certain indirect costs by diverting attention of our management and employees from our business with resulting increased administrative costs and expenses.

In addition to the foregoing, if the Continuation is effectuated, the Company will no longer be treated as a tax-exempt entity and will instead be subject to applicable U.S. federal, state, and local taxation. Although the Company is a holding company and not an operating business and therefore does not presently generate material revenue, any income generated in the future would be taxed in a manner consistent with other Florida corporations. If you fail to make a required tax filing, the Continuation could result in adverse tax consequences for you.

Depending on your circumstances, you may be required to make a filing with the U.S. Internal Revenue Service (the “IRS”) or your respective tax authority, as a result of the change of our place of incorporation. Failure to make this filing on a timely basis could result in your owing taxes because of the change, even though you will not have realized any income or liquidity as a result of the change. For a more detailed description of the tax consequences associated with this transaction, please read “Proposal No. 1: Approval of the Continuation — Material Tax Considerations — United States Tax Considerations.”

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THE ANNUAL GENERAL MEETING

We are furnishing this proxy statement/prospectus to the shareholders of Tecnoglass as part of the solicitation of proxies by management for use at the Annual General Meeting.

Date, Time and Place

We will hold the AGM, on                 , 2026, at 10:00 a.m. local time, at Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, 080001.

The Annual General Meeting will be a virtual meeting. You will be able to attend and participate in the Annual General Meeting online by visiting https://www.________ or by calling the following numbers (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll-free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: ________#

The Proposals

You are being asked to consider and vote upon four matters, as further described in “Summary — What Proposals Will be Voted on at the Annual General Meeting.”

You will be asked to consider and vote upon the following proposals:

●	to approve the Continuation;

●	subject to approval of the Continuation, to approve the Proposed Charter Documents;

●	to elect three Class A directors; and

●	to ratify the appointment of PwC Contadores y Auditores S. A. S. as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Our Board of Directors recommends that you vote your shares “FOR” each of these proposals.

Our Board of Directors does not know of any other matters that are to be presented for consideration at the AGM. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the shareholders they represent in accordance with their best judgment.

Shareholders Entitled to Vote; Record Date

Only holders of record of our Ordinary Shares on ________, 2026 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the AGM. As of the Record Date, we had ______ outstanding Ordinary Shares, all of which are entitled to vote with respect to all matters to be acted upon at the AGM, except as otherwise provided in this proxy statement/prospectus.

Quorum

We are an exempted company incorporated in the Cayman Islands with limited liability, and our affairs are governed by our Articles, the Cayman Companies Act and the common law of the Cayman Islands.

A quorum is the minimum number of shares required to be present at the AGM for the meeting to be properly held under our Articles. The presence, in person, by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy, of the holders of a majority of our ordinary shares constitutes a quorum.

Therefore, a quorum will be present if at least _____ Ordinary Shares are present in person, by proxy or, if a corporation or other non-natural person, by its duly authorized representative or proxy.

Abstentions and broker non-votes will be counted towards the quorum requirement.

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Voting

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the Company, in which case the required majority to pass a special resolution is 100%).

Proposal Nos. 1 and 2 of this proxy statement/prospectus are special resolutions while Proposal Nos. 3 and 4 are ordinary resolutions.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will have the effective of a vote against Proposal Nos. 1 and 2 and have no effect on Proposal Nos. 3 and 4.

We encourage you to vote by proxy by mailing, emailing or sending by hand an executed form of proxy in accordance with the instructions and deadlines above. Voting in advance of the AGM will ensure that your shares will be voted and reduce the likelihood that we will be forced to incur additional expenses soliciting proxies for the AGM.

If you are a record holder of your shares, you may vote your ordinary shares at the Annual General Meeting by:

●	By mail. You may vote by proxy by signing and returning the enclosed proxy card, which is discussed in greater detail below; or

●	By Attending the Annual General Meeting. You may attend the Annual General Meeting and vote via the Annual General Meeting webcast.

If your shares are held in the name of your broker, bank or another nominee, you should contact your broker, bank or such other nominee to ensure that votes related to the shares you beneficially own are properly counted.

No Appraisal Rights

Our shareholders have no rights under the Cayman Companies Act or under our Articles to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.

Expenses of Solicitation

We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

Procedure for Submitting Shareholder Proposals

In order for any shareholder proposal or nominations to be presented at the annual general meeting to be held in 2027 or to be eligible for inclusion in our proxy statement for such meeting, we must receive it at our principal executive offices by ________, 2027. Each proposal should include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and the disclosure of that shareholder’s number of ordinary shares owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or by proxy at the shareholder meeting and material interest, if any, in the matter being proposed.

Shareholders who wish to recommend to our nominating committee a candidate for election to our board of directors should send their letters to Tecnoglass Inc., 3550 NW 49th Street, Miami, Florida 33142, Attention: Nominating Committee. Shareholders must follow certain procedures to recommend to our nominating committee candidates for election as directors. In general, in order to provide sufficient time to enable our nominating committee to evaluate candidates recommended by shareholders in connection with selecting candidates for nomination in connection with our annual general meeting, we must receive the shareholder’s recommendation no later than thirty days after the end of our fiscal year.

The recommendation must contain the following information about the candidate:

●	Name and age;

●	Current business and residence addresses and telephone numbers, as well as residence addresses for the past 20 years;

●	Principal occupation or employment and employment history (name and address of employer and job title) for the past 10 years (or such shorter period as the candidate has been in the workforce);

●	Educational background;

●	Permission for us to conduct a background investigation, including the right to obtain education, employment and credit information;

●	The number of our Ordinary Shares beneficially owned by the candidate;

●	The information that would be required to be disclosed by us about the candidate under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such candidate as a director (which currently includes information required by Items 401, 404 and 405 of Regulation S-K promulgated by the Securities and Exchange Commission); and

●	A signed consent of the nominee to serve as a director, if elected.

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PROPOSAL NO. 1: APPROVAL OF THE CONTINUATION

General

On February 25, 2026, our Board of Directors resolved it to be advisable for the Company to register by way of continuation as a corporation under the laws of the State of Florida and to de-register in the Cayman Islands (referred to as the Continuation). Our Articles specify that any such action must be approved by a Special Resolution. Our Board of Directors directed that approval of the Continuation be submitted for consideration by our shareholders at the AGM.

The Special Resolution approving the Continuation is as follows:

IT IS RESOLVED as a Special Resolution that the de-registration of the Company in the Cayman Islands and the continuation of the Company to the State of Florida be and hereby is approved and authorized.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CONTINUATION. Proxies will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person (virtually) or by proxy at the AGM is required for approval of this proposal.

Principal Reasons for the Continuation

As we continue our mission to manufacture, supply and install high-end aluminum and vinyl windows and architectural glass for the global commercial and residential construction markets, we regularly assess our organization and financial structure. We have a strong presence in the Florida market, which represents a substantial portion of our revenue stream and backlog. Our success in Florida has primarily been achieved through sustained organic growth, with further penetration now taking place into other highly populated areas of the United States. The Board of Directors also believes that the Continuation will allow other potential investors that have restrictions or limitations to buy equities of US domiciled companies, to invest in the company, potentially enhancing the liquidity of its stock. The Board of Directors further believes that the Continuation would better align the Company’s jurisdiction of incorporation with its management, investor base, operations and strategic focus in the United States. In addition, the Board believes that the Continuation could simplify the Company’s corporate structure and governance profile for investors, lenders, counterparties and analysts, and improve comparability with U.S.-domiciled peers, which may enhance market understanding of the Company and support valuation over time. As a result, our Board of Directors has concluded that the Continuation is in the best interests of our shareholders as we continue to increase our presence in the United States and aim to become more US centric. Additionally, our Board of Directors believes the Continuation can increase our ability to return capital to shareholders given certain tax efficiencies in upstream distributions and provide better access to capital in the future while posing no noticeable risks to our operating model, can enhance and accelerate our long-term strategy and can help reduce regulatory and financial risks to our Company.

Process of the Continuation

Further to the approval of the Continuation by our shareholders at the AGM, we will need to effect the following steps under Cayman law and Florida law, respectively:

Cayman Law

The Continuation is subject to the approval of the Cayman Islands Registrar of Companies (the “Cayman Registrar”), which must approve our de-registration in the Cayman Islands. As part of the application for de-registration, the Company must submit the following documents to the Cayman Registrar in accordance with the requirements of Section 206 of the Cayman Companies Act. The Cayman Registrar will review each of these documents to confirm Tecnoglass (Cayman) meets the requirements for de-registration:

●	an undertaking signed by a director of Tecnoglass (Cayman) that notice of the transfer has been or will be given within 21 days to the secured creditors of Tecnoglass (Cayman) (if any);

●	a sworn and notarized voluntary declaration of a director of Tecnoglass (Cayman), stating, among other things, that:

●	no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate Tecnoglass (Cayman) in any jurisdiction;

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●	no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of Tecnoglass (Cayman), its affairs or its property or any part thereof;

●	no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of Tecnoglass (Cayman)are and continue to be suspended or restricted;

●	Tecnoglass (Cayman) is able to pay its debts as they fall due;

●	the application for de-registration is bona fide and not intended to defraud existing creditors of Tecnoglass (Cayman);

●	any consent or approval to the transfer required by any contract or undertaking entered into or given by Tecnoglass (Cayman) has been obtained, released or waived, as the case may be;

●	the transfer is permitted by and has been approved in accordance with the Articles of Tecnoglass (Cayman); and

●	the laws of the relevant jurisdiction with respect to the transfer have been or will be complied with;

●	a statement of assets and liabilities up to the latest practicable date before the director’s declaration;

●	notice of any proposed change of name; and

●	notice of the proposed address of the registered office provider or agent for service of process in the new jurisdiction.

Florida Law

In order for Tecnoglass (Cayman) to prove that it has transferred its business activities to Florida, it will be required to file the following documents with the Secretary of State of the State of Florida:

●	articles of conversion;

●	articles of incorporation of Tecnoglass (Florida) to be in effect following the Continuation.

Effective Time

If the Continuation is approved by our shareholders, we anticipate that the Continuation will become effective as soon as reasonably practicable following such approval and the satisfaction of necessary conditions to the Continuation, with the exact date and time being determined by our Board of Directors. The Continuation will become effective upon the Company’s registration with the Secretary of State of the State of Florida. In the event the conditions to the Continuation are not satisfied, the Continuation may be abandoned or delayed, even after approval by our shareholders. In addition, the Continuation may be abandoned or delayed for any reason by our Board of Directors at any time prior to the Continuation becoming effective, even though the Continuation might have been approved by our shareholders and all conditions to the Continuation might have been satisfied.

Effects of the Continuation

We also considered the effects of the Continuation on our shareholders. Our Ordinary Shares will continue to trade on the New York Stock Exchange under the symbol “TGLS”. We will remain subject to U.S. Securities and Exchange Commission reporting requirements and the corporate governance rules of the New York Stock Exchange. Finally, we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles when preparing consolidated financial statements and preparing periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Applicable Law. As of the effective date of the Continuation, our legal jurisdiction of incorporation will be the State of Florida, and the continuing corporation will no longer be subject to Cayman law. All matters of corporate law will be determined under Florida law.

Assets, Liabilities, Obligations, Etc. Under Florida law, as of the effective date of the Continuation, all of our assets, property, rights, liabilities and obligations immediately prior to the Continuation will continue to be our assets, property, rights, liabilities and obligations. Cayman law will cease to apply to us on the date shown on the certificate of de-registration to be issued by the Cayman Registrar.

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Capital Stock. Once the Continuation is completed, holders of our Ordinary Shares will continue to own one share of Tecnoglass (Florida) Common Stock for each Tecnoglass (Cayman() Ordinary Share held before the Continuation. While nearly all of our outstanding shares are held in book-entry form, certain shareholders may have existing certificates representing their shares. The existing certificates representing Tecnoglass (Cayman)’s Ordinary Shares will not be canceled and will continue to be valid certificates representing Tecnoglass (Florida)’s shares of Common Stock.

Following the Continuation, you will continue to be a shareholder of the Company entitled to dividends, preemptive rights and liquidation proceeds and, if you are a holder of record or a beneficial holder of shares held in “street name”, you will continue to be able to exercise your voting rights, prove your ownership interest in the Company, transfer your shares or exercise other shareholder rights. Beneficial holders of shares held in “street name” will not be required to take any action.

Dividends. The FBCA provides that no distribution (including dividends on, or redemption or purchases of, shares of capital stock or distributions of indebtedness) may be made if, after giving effect to such distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or, (ii) except as otherwise specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders. Directors may consider financial statements prepared on the basis of accounting practices that are reasonable in the circumstances, a fair valuation, including but not limited to unrealized appreciation and depreciation, and any other method that is reasonable in the circumstances.

We intend to continue to pay regular quarterly dividends. However, the payment of dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and our general financial condition and limitations imposed by our outstanding indebtedness.

Business and Operations. The Continuation, if approved, will effect a change in the legal jurisdiction of incorporation as of the effective date thereof, but our business and operations will remain the same. We intend to continue our presence in each of our current countries and states of operations. Furthermore, the Continuation will not impact the operations of our Company and subsidiaries in any material way.

Officers and Directors. The directors and executive offices of Tecnoglass (Cayman) immediately prior to the Continuation will remain the directors and executive officers of Tecnoglass (Florida) after the Continuation.

Accounting Treatment of the Continuation

Under generally accepted accounting principles in the United States (“US GAAP”), the Continuation will not impact the historical carrying values of any of our assets, liabilities or equity in our consolidated financial statements as filed with the SEC.

Material Tax Considerations

Scope of Discussions

United States

The information presented under the caption “United States Taxation” below is a discussion of the material U.S. federal income tax consequences of the Continuation generally applicable to holders of Tecnoglass Ordinary Shares by U.S. Holders and non-U.S. Holders (each as defined below). These discussions are not a complete analysis or listing of all of the possible tax consequences of these transactions and do not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In particular, the description of U.S. federal income tax consequences deals only with U.S. Holders that will hold shares as capital assets within the meaning of Section 1221 of the Code. In addition, this description of U.S. federal income tax consequences does not address the tax treatment of investors subject to special tax rules, such as banks and other financial institutions, tax-exempt entities (including private foundations), insurance companies, mutual funds, pension plans, persons holding shares as part of a “straddle,” “hedge,” “integrated transaction,” or “conversion transaction,” persons holding shares through partnerships or other pass-through entities, S corporations, U.S. expatriates, persons liable for alternative minimum tax, broker-dealers or traders in securities or currencies, holders whose “functional currency” is not the U.S. dollar, regulated investment companies, real estate investment trusts, traders in securities who have elected the mark-to-market method of accounting for their securities and persons other than U.S. Holders.

These discussions are based, as applicable, on the laws of the United States (including the Code, final, proposed and temporary Treasury Regulations promulgated thereunder, tax treaties to which the United States is a party and judicial and administrative interpretations of each of the foregoing) in effect on the date of this proxy statement/prospectus, any of which may change, possibly with retroactive effect. There can be no assurance that the IRS will not disagree with or will not challenge any of the conclusions reached and described herein.

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For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares that is:

●	an individual citizen or resident of the United States,

●	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof including the District of Columbia,

●	an estate or trust, the income of which is subject to United States federal income taxation regardless of its source, or

●	a trust if (A) a U.S. court can exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion does not generally address any aspects of United States taxation other than federal income taxation.

THIS DISCUSSION OF THE TAX CONSIDERATIONS OF THE CONTINUATION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE CONTINUATION TO YOU MAY BE COMPLEX AND WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON FACTORS THAT ARE NOT WITHIN TECNOGLASS’S KNOWLEDGE OR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE APPLICABLE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SHARES UNDER THE TAX LAWS OF THE UNITED STATES (FEDERAL, STATE AND LOCAL) OR ANY OTHER APPLICABLE FOREIGN JURISDICTION.

Material Tax Considerations with Respect to the Continuation

Cayman Islands Taxation

The Continuation will not result in any income tax consequences under Cayman Islands law to Tecnoglass (Cayman), Tecnoglass (Florida) or its shareholders.

United States Taxation

Under Section 368(a)(1)(F) of the Code, a reorganization (an “F Reorganization”) is a “mere change in identity, form, or place of organization of one corporation, however effected.” To qualify as an F reorganization, a transaction must satisfy certain requirements. More specifically, it must involve only one corporation, there must be no change in the shareholders of the corporation, there must be no change in the assets of a corporation, and certain other conditions must be met. Based upon the foregoing, the requirements for an F reorganization will be satisfied, and the Continuation is intended to constitute an F reorganization. Therefore, certain U.S. Holders will not recognize taxable gain or loss as a result of the Continuation for U.S. federal income tax purposes, except as explained in the discussion related to Section 367 of the Code and the PFIC rules below.Subject to the PFIC discussion below, the tax basis of a Tecnoglass Florida common stock, warrants, or rights received by a U.S. Holder in the Continuation will equal the U.S. Holder’s tax basis in the Tecnoglass Cayman ordinary shares, warrants, or rights surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code. The holding period for the Tecnoglass Florida common stock, warrants or rights received by a U.S. Holder in the Continuation will include such holder’s holding period for the Tecnoglass Cayman ordinary share surrendered in exchange therefor.

Section 367 of the Code applies to certain transactions involving foreign corporations, including a domestication of a foreign corporation in an F Reorganization, such as the Continuation. Section 367 of the Code imposes United States federal income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders on the date of the Continuation.

U.S. Holders of More Than 10% or More of the Tecnoglass Cayman Ordinary Shares

A U.S. Holder who on the day of the Continuation beneficially owns (directly, indirectly, or constructively, taking into account a U.S. holder’s ownership of our warrants or rights) 10% or more of the total combined voting power or value of all classes of Tecnoglass shares entitled to vote (a “10% Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to Tecnoglass common stock it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d). Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power of all classes of the shares entitled to vote for U.S. federal income tax purposes.

The amount characterized as the “all earnings and profits amount” of a 10% Shareholder with respect to its Tecnoglass ordinary shares is the net positive earnings and profits of the corporation (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulation Section 1.367(b)-2(d)(3) provides that this all earnings and profits amount attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), a 10% Shareholder will be required to include in income as a deemed dividend the all earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its Tecnoglass common stock. If Tecnoglass’s cumulative earnings and profits through the date of the Continuation are not greater than zero, then a U.S. Holder will not be required to include in gross income such all earnings and profits amount with respect to its Tecnoglass ordinary shares. However, it is possible that the amount of Tecnoglass’s earnings and profits could be greater than expected through the date of the Continuation or could be adjusted as a result of an IRS examination. The determination of Tecnoglass’s earnings and profits is a complex determination and may be impacted by numerous factors, including the change of its functional currency in connection with the Continuation. Therefore, it is possible that one or more of these factors may cause Tecnoglass to have positive earnings and profits through the date of the Continuation. As a result, depending upon the period in which such a U.S. Holder held its Tecnoglass ordinary shares, such U.S. Holder who or that is a 10% Shareholder could be required to include its earnings and profits amount in income as a deemed dividend under Treasury Regulation Section 1.367(b)-3(b)(3) as a result of the Continuation.

U.S. Holders that Own Less Than 10% of the Tecnoglass Cayman Ordinary Shares

A U.S. Holder who on the date of the Continuation beneficially owns (directly, indirectly, or constructively) Tecnoglass ordinary shares with a fair market value of $50,000 or more but who is not a 10% Shareholder may elect to recognize gain with respect to the deemed receipt of Tecnoglass ordinary shares in the Continuation or, in the alternative, recognize the “all earnings and profits” amount as described below.

Unless a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to the deemed receipt of Tecnoglass common stock in the Continuation. Any such gain will be equal to the excess of the fair market value of Tecnoglass common shares received over the U.S. Holder’s adjusted basis in the Tecnoglass ordinary shares deemed to be surrendered in exchange therefor. Such gain will be capital gain and will be long-term capital gain if the holder held the Tecnoglass Cayman ordinary shares for longer than one year. Long-term capital gains of non-corporate taxpayers are subject to a maximum U.S. federal income tax rate of 20% (plus any tax on net investment income).

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its Tecnoglass ordinary shares under Section 367(b). There are, however, strict conditions for making this election. This election must comply with applicable Treasury regulations and generally must include, among other things: (i) a statement that the transaction is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations); (ii) a complete description of the transaction, (iii) a description of any stock, securities, or other consideration transferred or received in the transaction, (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes, (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Tecnoglass establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s Tecnoglass ordinary shares, and (B) a representation that the U.S. Holder has notified Tecnoglass that the U.S. Holder is making the election, and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the Continuation and the U.S. Holder must send notice to the Company of the election no later than the date such tax return is filed.

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If Tecnoglass’s cumulative earnings and profits are not greater than zero through the date of the Continuation, U.S. Holders who make this election will generally not have an income inclusion under Section 367(b) provided the U.S. Holder properly executes the election and complies with the applicable notice requirements. If it were determined that Tecnoglass had positive earnings and profits through the date of the Continuation, a U.S. Holder that makes the election described herein could have an all earnings and profits amount with respect to its Tecnoglass ordinary shares, warrants or rights, and thus could be required to include that amount in income as a deemed dividend as a result of the Continuation.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING WHEN AND WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.

U.S. Holders that Own Tecnoglass Ordinary Shares with a Fair Market Value Less Than $50,000

Subject to the discussion below under “PFIC Considerations,” a U.S. Holder who on the date of the Continuation owns (or is considered to own) ordinary shares of Tecnoglass with a fair market value less than $50,000 and is not a 10% Shareholder will not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Continuation, and generally will not be required to include any part of the all earnings and profits amount in income (the “de minimis exception”).

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TIMING OF THE APPLICABILITY AND THE CONSEQUENCES OF SECTION 367(b) IN THE CASE OF THE CONTINUATION.

PFIC Considerations

In addition to the discussion above regarding Section 367(b) of the Code, the Continuation could be a taxable event to U.S. Holders under the PFIC provisions of the Code (Section 1291(f)) if Tecnoglass is a PFIC under Section 1297 of the Code.

Definition of a PFIC

In general, Tecnoglass Cayman will be a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held Tecnoglass ordinary shares, (a) at least 75% or more of Tecnoglass’s gross income for the taxable year was passive income or (b) at least 50% or more of the value, determined on the basis of a quarterly average, of Tecnoglass’s assets is attributable to assets that produce or are held to produce passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties that are derived in the active conduct of a trade or business), and gains from the disposition of passive assets.

PFIC Status of Tecnoglass

Following the Continuation, Tecnoglass will not be a foreign corporation subject to the PFIC rules. Tecnoglass has not made a determination as to whether it is or has been considered a PFIC for any taxable year since its inception, including the most recent taxable year. The determination of whether a foreign corporation is a PFIC is primarily factual and there is little administrative or judicial authority on which to rely in making such determination.

Effects of the PFIC Rules

As discussed above, Tecnoglass has not made a determination as to whether it may be classified as a PFIC for U.S. federal income tax purposes. If Tecnoglass is determined to be a PFIC for any taxable year (or portion thereof) that is included in a U.S. Holder’s holding period in its Tecnoglass ordinary shares, then such holder will generally be subject to special rules (the “Default PFIC Regime”) unless, with respect to its Tecnoglass ordinary shares, the U.S. Holder made (i) a timely and effective QEF election in respect of Tecnoglass’s first taxable year as a PFIC in which the U.S. Holder held Tecnoglass ordinary shares, (ii) a QEF election along with a purging election, or (iii) a “mark- to-market” election, each as described below under “—QEF Election and Mark-to-Market Election” The Default PFIC Regime applies with respect to:

● any gain recognized by the U.S. Holder on the sale or other disposition of its Tecnoglass ordinary shares; and

● any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of its ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

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It is possible that, pursuant to certain proposed Treasury Regulations described below, the exchange of Tecnoglass Cayman ordinary shares for Tecnoglass Florida ordinary shares in the Continuation may be a taxable disposition subject to the PFIC rules.

Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations would generally treat certain nonrecognition exchanges such as the exchange of Tecnoglass Cayman ordinary shares for Tecnoglass Florida ordinary shares in the Continuation as taxable dispositions that, in the absence of certain elections described below, are subject to the Default PFIC Regime.

Under the Default PFIC Regime:

● the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Tecnoglass ordinary shares;

● the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Tecnoglass was a PFIC, will be taxed as ordinary income;

● the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

● an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

Any “all earnings and profits amount” included in income by a U.S. Holder as a result of the Continuation (discussed under the heading “—U.S. Holders of More Than 10% or More of the Tecnoglass Cayman Ordinary Shares” above) would generally be treated as gain subject to these rules.

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such Treasury Regulations would apply. Therefore, U.S. Holders of Tecnoglass ordinary shares that have not made a timely QEF Election (or a QEF Election along with a purging election) or a mark-to-market election (each as defined below) may, pursuant to the proposed Treasury Regulations, be subject to taxation under the PFIC rules on the Continuation with respect to their Tecnoglass ordinary shares under the PFIC rules in the manner set forth above. An Electing Shareholder (as defined below) would generally not be subject to the adverse PFIC rules discussed above with respect to their Tecnoglass ordinary shares but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Tecnoglass, whether or not such amounts are actually distributed.

Any gain recognized by a U.S. Holder of Tecnoglass ordinary share as a result of the Continuation pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.

ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE CONTINUATION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election and Mark-to-Market Election

The impact of the PFIC rules on a U.S. Holder of Tecnoglass ordinary shares will depend on whether the U.S. Holder has made a timely and effective election to treat Tecnoglass as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Tecnoglass ordinary shares during which Tecnoglass qualified as a PFIC (a “QEF Election”) or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s Tecnoglass ordinary shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would have additional basis (to the extent of any gain recognized in the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in its Tecnoglass ordinary shares. U.S. Holders should consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder’s ability to make a QEF Election (or a QEF Election along with a purging election) with respect to Tecnoglass is contingent upon, among other things, the provision by Tecnoglass of a “PFIC Annual Information Statement” to such U.S. Holder. If Tecnoglass determines that it is a PFIC for any taxable year, it will endeavor to provide PFIC Annual Information Statements to U.S. Holders of Tecnoglass ordinary shares, upon request. There is no assurance, however, that Tecnoglass will timely provide such information. A U.S. Holder that made a QEF Election (or a QEF Election along with a purging election) may be referred to as an “Electing Shareholder” and a U.S. Holder that did not make a QEF Election may be referred to as a “Non Electing Shareholder.”

The impact of the PFIC rules on a U.S. Holder of Tecnoglass ordinary shares may also depend on whether the U.S. Holder has made an election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value (a “mark-to-market election”). No assurance can be given that the Tecnoglass ordinary shares are considered to be marketable stock for purposes of the mark-to-market election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders will generally not be subject to the Default PFIC Regime. However, if the mark-to-market election is made by a Non-Electing Shareholder after the beginning of its holding period for the PFIC stock, then the Default PFIC Regime will apply to certain dispositions of, distributions on and other amounts taxable with respect to Tecnoglass ordinary shares.

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THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Effects of the Continuation to Non-U.S. Holders

This section is addressed to non-U.S. holders of Tecnoglass Ordinary Shares. For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner (other than any entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

Tecnoglass does not expect the Continuation to result in any U.S. federal income tax consequences to non-U.S. Holders of Tecnoglass ordinary shares.

The following describes U.S. federal income tax considerations relating to the ownership and disposition of Tecnoglass common stock by a non-U.S. Holder after the Continuation.

Distributions

In general, any distributions made to a non-U.S. Holder with respect to Tecnoglass Florida common stock, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its Tecnoglass ordinary shares and then, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Tecnoglass ordinary shares, which will be treated as described under “—Sale, Exchange or Other Disposition of Tecnoglass Common Stock” below.

Dividends paid by Tecnoglass Florida to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale, Exchange or Other Disposition of Tecnoglass Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Tecnoglass Florida common stock unless:

● such non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

● the gain is effectively connected with a trade or business of such non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and any such gain of a non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

● Tecnoglass is or has been a U.S. real property holding corporation at any time during the shorter of the five-year period preceding such disposition and such non-U.S. Holder’s holding period and either (A) Tecnoglass’s has ceased to be regularly traded on an established securities market or (B) such non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such non-U.S. Holder’s holding period, more than 5% of outstanding Tecnoglass’s.

If the third bullet point above applies to a non-U.S. Holder, gain recognized by such non-U.S. holder on the sale, exchange or other disposition of Tecnoglass common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such Tecnoglass common stock from a non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. The Company will be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Tecnoglass does not expect to be classified as a U.S. real property holding corporation immediately following the Continuation. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether Tecnoglass will be a U.S. real property holding corporation with respect to a non-U.S. holder following the Continuation or at any future time.

Foreign Account Tax Compliance Act (Withholding on Payments to Foreign Financial Institutions and Foreign Non-financial Institutions)

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, securities (including Tecnoglass Cayman ordinary shares) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Tecnoglass ordinary shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, Tecnoglass ordinary shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders of Tecnoglass Ordinary Shares should consult their tax advisors regarding the possible implications of FATCA on their investment in Tecnoglass ordinary shares.

SHAREHOLDERS ARE STRONLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE POSSIBLE IMPLICATIONS OF FATCA IN THEIR PARTICULAR CIRCUMSTANCES.

Comparison of Shareholder Rights

The following is a summary of the material differences among (i) the current rights of Tecnoglass shareholders under the Cayman Companies Act and our Articles and (ii) the proposed rights of Tecnoglass shareholders under Florida law and the Proposed Tecnoglass (Florida) Charter Documents.

The following summary, however, is not complete and does not identify all differences that may, under given situations, be material to Tecnoglass shareholders and is subject in all respects, and is qualified by reference, to Cayman Islands law, Florida law, our Articles, which are incorporated by reference as exhibits to our Annual Report on Form 10-K filed with the SEC and the Proposed Tecnoglass (Florida) Charter Documents, which are attached hereto as Exhibits A and B to this proxy statement/prospectus. See “Where You Can Find More Information.”

Authorized Capital Stock / Issued Share Capital

Tecnoglass (Cayman)

Tecnoglass (Cayman) is authorized to issue up to 101,000,000 shares consisting of 100,000,000 Ordinary Shares and 1,000,000 preference shares, par value of $0.0001 per share. As of the Record Date, there were ___ Ordinary Shares outstanding and no preference shares outstanding.

Tecnoglass (Cayman)’s Ordinary Shares currently issued and outstanding are fully paid and non-assessable. “Non-assessable” means, with respect to the Ordinary Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by Tecnoglass (Cayman) or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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Tecnoglass (Florida)

Tecnoglass (Florida) will be authorized to issue up to 101,000,000 shares consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Following the Continuation, there will be the same number of shares of Common Stock as there were Ordinary Shares outstanding and there will be no shares of preferred stock outstanding. All issued and outstanding shares of Common Stock will be fully paid and non-assessable.

Preferred Stock

Tecnoglass (Cayman)

Our Articles provide that the directors may provide, out of the unissued shares (other than unissued Ordinary Shares) for classes of preferred shares in their absolute discretion and without approval by Tecnoglass (Cayman)’s shareholders. Before any such preferred shares may be issued, the Directors must resolve the following rights and preferences of such class:

●	the designation of such class and the number of preferred shares to constitute such class;

●	whether the shares of such class shall have voting rights, in addition to any voting rights provided by the Cayman Companies Act, and, if so, the terms of such voting rights, which may be general or limited;

●	the dividends, if any, payable on such class, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other class of preferred shares;

●	whether the preferred shares of such class shall be subject to redemption by Tecnoglass (Cayman), and, if so, the times, prices and other conditions of such redemption;

●	the amount or amounts payable upon preferred shares of such class upon, and the rights of the holders of such class in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of Tecnoglass (Cayman);

●	whether the preferred shares of such class shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such class for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

●	whether the preferred shares of such class shall be convertible into, or exchangeable for shares of any other class of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

●	the limitations and restrictions, if any, to be effective while any preferred shares of such class are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by Tecnoglass (Cayman) of, the existing shares or any other class of shares or any other class of preferred shares;

●	the conditions or restrictions, if any, upon the creation of indebtedness of Tecnoglass (Cayman) or upon the issue of any additional shares, including additional shares of such class or of any other class of shares or any other class of preferred shares; and

●	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, of such class or of any other class of shares or any other class of preferred shares.

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Tecnoglass (Florida)

The Tecnoglass (Florida) Articles will authorize the Board of Directors to issue shares of preferred stock in series with such preferences as designated at the time of issuance. Frequently, opportunities arise that require prompt action, and the Board of Directors believes that the delay necessary for stockholder approval of a specific issuance would be a detriment to the Company and its stockholders. Should the Board of Directors determine to issue a new class or series of preferred stock, it will only do so upon terms that the Board of Directors deems to be in the best interests of the Company and our stockholders.

Voting Rights

Tecnoglass (Cayman)

Our Articles provide that the quorum required for a general meeting of shareholders consists of shareholders present in person or by proxy who together hold a majority of the issued shares of the Company. This quorum requirement applies to all general meetings, regardless of whether an ordinary resolution or special resolution is to be proposed.

Generally, we may, from time to time by special resolution:

●	alter or add to our Articles of Association;

●	alter or add to our Memorandum of Association with respect to any objects, powers or other matters specified therein;

●	reduce our share capital or any capital redemption reserve fund;

●	wind up Tecnoglass (Cayman), if such winding is initiated by the directors;

●	merge or consolidate with one or more constituent companies;

●	register by way of continuation in a jurisdiction outside the Cayman Islands; or

●	change our name.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Cayman Companies Act and our Articles.

Each holder of our Ordinary Shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any meeting.

Our Articles provide that, generally, extraordinary general meetings of Tecnoglass (Cayman)’s shareholders may be called only by directors or at the request in writing of shareholders holding at least 10% of the voting rights of the issued shares of Tecnoglass (Cayman).

Tecnoglass (Florida)

Florida law provides that a majority of the voting power, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on all matters), constitutes a quorum for the transaction of business.

The Tecnoglass (Florida) Bylaws will provide that a majority of the voting power, present in person or by proxy, at a meeting of stockholders constitutes a quorum for the transaction of business.

Florida law requires a vote of the corporation’s board of directors followed by the affirmative vote of the majority of shares present or in person and entitled to vote to approve any amendment to the articles of incorporation. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment. Florida law provides that, unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.

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Director Action Without a Meeting

Tecnoglass (Cayman)

Our articles provide that the board of directors, and any committee thereof, may take action without a meeting if, before or after the action, a written consent thereto is signed by all members of the board or committee, as applicable.

Tecnoglass (Florida)

Under Florida law, unless otherwise stated in the articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the board of directors or committee of the board of directors may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board.

The Proposed Tecnoglass (Florida) Charter Documents do not change this statutory provision.

Meetings of Shareholders and Action without Meeting

Tecnoglass (Cayman)

Our Articles provide that, to the extent required by relevant stock exchange rules, Tecnoglass (Cayman) shall hold an annual general meeting of the shareholders of Tecnoglass (Cayman) for each fiscal year, at such time and place as the Board of Directors may appoint. Shareholders may directly or indirectly be able to bring an action requiring the directors to convene an annual general meeting in accordance with the provisions of our Articles. Our Articles provide that extraordinary general meetings of shareholders may be called by the Board of Directors and shall be called by the Board of Directors on the requisition in writing of shareholders of Tecnoglass (Cayman) holding at least one-tenth (1/10) of the voting rights of such issued shares of the Company as at the date of the deposit of the requisition of meeting.

Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of Tecnoglass (Cayman), as permitted by the Cayman Companies Act and our Articles.

Tecnoglass (Florida)

The Tecnoglass (Florida) Articles will provide that special meetings may be called by the chairman of the board or chief executive officer, and shall be called by the chairman of the board or chief executive officer at the request in writing of a majority of the board of directors or at the request in writing of the holders of not less than 10% of all the shares entitled to vote at a meeting.

Florida law provides that, unless the articles of incorporation or the bylaws provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of the outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.

The Proposed Tecnoglass (Florida) Charter Documents provide that an action may be taken without a meeting if a consent in writing is signed by at least a majority of the voting power.

Director Nominations/Shareholder Proposals

Tecnoglass (Cayman)

Other than pursuant to a shareholders’ requisition, our Articles provide that members have no right to propose resolutions to be considered or voted upon at annual general meetings or extraordinary general meetings under our Articles.

At a general meeting convened by requisitionists, a person may be appointed or elected to be a director or removed (with or without cause) as a director and the size of the Board of Directors may be increased by an ordinary resolution. For this purpose, an ordinary resolution means a resolution passed by shareholders who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of Tecnoglass (Cayman) and who together hold a simple majority of the issued shares carrying the right to vote as at the record date of such general meeting. Members who requisition an ordinary meeting may otherwise only propose ordinary resolutions.

Pursuant to our Board’s nominating committee charter, there are various requirements established in connection with putting forth shareholder proposals. See the section titled “The Annual General Meeting - Procedure for Submitting Shareholder Proposals” above for further information related thereto.

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Tecnoglass (Florida)

Florida law provides that, unless otherwise stated in the articles or bylaws, the election of directors shall be by a plurality of the vote.

The Proposed Tecnoglass (Florida) Charter Documents do not change this statutory provision. Additionally, the nominating committee charter will continue to establish requirements in connection with putting forth shareholder proposals as indicated above.

Directors

Tecnoglass (Cayman)

Our Articles provide that Tecnoglass (Cayman)’s Board of Directors shall consist of no less than one member and shall be divided into three classes with the terms of office of each class ending in successive years. Our Articles do not provide for a maximum number of directors and empower the Board of Directors to appoint persons to fill any vacancies on the Board of Directors until the next Annual General Meeting of Shareholders, subject to compliance with relevant stock exchange rules and procedures.

Directors may be removed (with or without cause) by ordinary resolution. For this purpose, an ordinary resolution means a resolution passed by shareholders who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of Tecnoglass (Cayman) and who together hold a simple majority of the issued shares carrying the right to vote as at the record date of such general meeting.

Pursuant to our Board’s nominating committee charter, there are various requirements established in connection with putting forth director nominations. See the section titled “The Annual General Meeting - Procedure for Submitting Shareholder Proposals” above for further information related thereto.

Under Cayman Islands law and our Articles, any action required or permitted to be taken at a meeting of the board of directors or committee of the board of directors may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board except any interested directors.

Tecnoglass (Florida)

Florida law provides that corporation must have at least one director, and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number of directors, and for the manner in which the number of directors may be increased or decreased.

Under Florida law, the articles of incorporation or the bylaws may provide for the classification of directors as to the duration of their respective terms of office or as to their election by one or more authorized classes or series of shares.

The Proposed Tecnoglass (Florida) Charter Documents provide that the Board shall consist of no less than one member but may be increased in number thereof as is authorized by Florida laws and will be classified into three classes with the terms of office of each class ending in successive years. Additionally, the nominating committee charter will continue to establish requirements in connection with putting forth director nominations as indicated above.

Under Florida law, unless otherwise stated in the articles of incorporation or bylaws, any action required or permitted to be taken at a meeting of the board of directors or committee of the board of directors may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board except any interested directors. The Proposed Tecnoglass (Florida) Charter Documents do not change this statutory provision.

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Limitation of Director and Officer Liability

Tecnoglass (Cayman)

Our Articles include a provision indemnifying the directors (including alternate directors), secretary, assistant secretary or other officers of Tecnoglass (Cayman) (each, an “Indemnified Person”) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of Tecnoglass (Cayman)’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning Tecnoglass (Cayman) or its affairs in any court whether in the Cayman Islands or elsewhere. Our Articles also provide that no Indemnified Person shall be liable:

●	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of Tecnoglass (Cayman);

●	for any loss on account of defect of title to any property of Tecnoglass (Cayman);

●	on account of the insufficiency of any security in or upon which any money of Tecnoglass (Cayman) shall be invested;

●	for any loss incurred through any bank, broker or other similar person;

●	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such indemnified persons’ part; or

●	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such indemnified person’s position or in relation thereto;

unless the same shall happen through such Indemnified Person’s own willful default or fraud.

Tecnoglass (Florida)

Under Florida law, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Under Florida law, a company may indemnify any individual who is a party to a proceeding because the individual was or is a director or officer against liability incurred in the proceeding if the director or officer acted in good faith, in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company and in the case of any criminal proceeding, he or she had no reason to believe his or her conduct was unlawful.

The Proposed Tecnoglass (Florida) Charter Documents do not change this statutory provision.

Dividends

Tecnoglass (Cayman)

Under Cayman Islands law, Tecnoglass (Cayman)’s Board of Directors may pay such dividends out of Tecnoglass (Cayman)’s profits or out of the “share premium account” (similar to the concept of additional paid-in capital) if Tecnoglass (Cayman) has the ability to pay its debts as they become due immediately after payment of the dividend. Our Articles permit the Board of Directors to declare dividends out of profits or out of monies otherwise available for dividends in accordance with Cayman Islands law.

Tecnoglass (Florida)

Under Florida law, except as otherwise provided in the articles of incorporation, a board of directors may authorize and the corporation may make distributions to its stockholders, including distributions on shares that are partially paid. However, no distribution may be made if, after giving effect to such distribution: (a) the corporation would not be able to pay its debts as they become due in the usual course of business; or (b) except as otherwise specifically allowed by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

The Proposed Tecnoglass (Florida) Charter Documents do not change this statutory provision.

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Appraisal Rights

Tecnoglass (Cayman)

The Cayman Companies Act gives shareholders a statutory right to dissent from the merger of a Cayman company, and to be paid a judicially determined fair value for their shares instead of the merger consideration being offered by the merging company.

Tecnoglass (Florida)

The FBCA gives shareholders a statutory right to dissent from certain mergers and to be paid a judicially determined fair value for their shares instead of the merger consideration being offered by the merging company.

Amendments to Charter Documents

Tecnoglass (Cayman)

Our Articles may be amended or altered by a special resolution of Tecnoglass (Cayman)’s shareholders. Under our Articles, a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting.

Tecnoglass (Florida)

Florida law requires a vote of the corporation’s board of directors followed by the affirmative vote of the majority of shares present or in person and entitled to vote to approve any amendment to the articles of incorporation. If any proposed amendment would adversely alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series adversely affected by the amendment. Florida law provides that, unless otherwise prohibited by any bylaw adopted by the stockholders, the directors may adopt, amend or repeal any bylaw, including any bylaw adopted by the stockholders. The articles of incorporation may grant the authority to adopt, amend or repeal bylaws exclusively to the directors.

The Proposed Tecnoglass (Florida) Bylaws provide that the bylaws may be amended by the board of directors, except that the Board may not alter or repeal bylaws adopted or amended by the shareholders.

Shareholder Approval

The Continuation is subject to various conditions, including approval by our shareholders of the special resolutions authorizing the transaction. Under our Articles, the approval of the Proposal No. 1 requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy. Assuming we receive the requisite shareholder approval for the Continuation, our Board of Directors will retain the right to terminate or abandon the Continuation if it determines that consummating the Continuation would be inadvisable or not in the best interests of Tecnoglass or its shareholders, or if all of the respective conditions to consummation of the Continuation have not occurred. There are no time limits on the duration of the authorization resulting from an affirmative shareholder vote.

Regulatory and Other Approvals

The Continuation is subject to the approval of the Cayman Registrar, which must approve our de-registration in the Cayman Islands. As part of the application for de-registration, the Company must submit the following documents to the Cayman Registrar in accordance with the requirements of Section 206 of the Cayman Companies Act. The Cayman Registrar will review each of these documents to confirm Tecnoglass (Cayman) meets the requirements for de-registration:

●	an undertaking signed by a director of Tecnoglass (Cayman) that notice of the transfer has been or will be given within 21 days to the secured creditors of Tecnoglass (Cayman) (if any);

●	a sworn and notarized voluntary declaration of a director of Tecnoglass (Cayman), stating, among other things, that:

●	no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate Tecnoglass (Cayman) in any jurisdiction;

●	no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of Tecnoglass (Cayman), its affairs or its property or any part thereof;

●	no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of Tecnoglass (Cayman)are and continue to be suspended or restricted;

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●	Tecnoglass (Cayman) is able to pay its debts as they fall due;

●	the application for de-registration is bona fide and not intended to defraud existing creditors of Tecnoglass (Cayman);

●	any consent or approval to the transfer required by any contract or undertaking entered into or given by Tecnoglass (Cayman) has been obtained, released or waived, as the case may be;

●	the transfer is permitted by and has been approved in accordance with the Articles of Tecnoglass (Cayman); and

●	the laws of the relevant jurisdiction with respect to the transfer have been or will be complied with;

●	a statement of assets and liabilities up to the latest practicable date before the director’s declaration;

●	notice of any proposed change of name; and

●	notice of the proposed address of the registered office provider or agent for service of process in the new jurisdiction.

In order for Tecnoglass (Cayman) to prove that it has transferred its business activities to Florida, it will be required to file the following documents with the Secretary of State of the State of Florida:

●	articles of conversion;

●	articles of incorporation of Tecnoglass (Florida) to be in effect following the Continuation.

No Rights for Dissenting Shareholders

If the Continuation is approved at the AGM, our shareholders will have no further rights under the Cayman Companies Act or under our Articles to exercise dissenters’ or appraisal rights. Accordingly, shareholders abstaining or voting against the Continuation will still be subject to the effects of the Continuation if the requisite votes are obtained.

Interest of Management in the Continuation

No person who has been a director or executive officer of Tecnoglass (Cayman) since the beginning of our last fiscal year nor any of their associates or affiliates has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the Continuation other than those interests arising from their ownership of our share capital.

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PROPOSAL NO. 2: APPROVAL OF THE PROPOSED CHARTER DOCUMENTS

In connection with a continuation from a foreign jurisdiction to Florida, Tecnoglass (Florida) will be governed by a new Articles of Incorporation and Bylaws in the forms set forth in Exhibits A and B, respectively, of this proxy statement/prospectus.

On February [25], 2026, our Board of Directors adopted a resolution declaring it advisable that the Proposed Charter Documents be approved effective following the Continuation. See “Proposal No. 1: Approval of the Continuation —  Comparison of Shareholder Rights” for a summary of the significant differences between our Articles of Tecnoglass (Cayman) and the Proposed Charter Documents as well as Cayman law and Florida law.

Our Board of Directors directed that approval of the form of Proposed Charter Documents be submitted for consideration by our shareholders at the AGM. Because the AGM will be conducted while we are still a Cayman Islands company and because this proposal would, if required under Cayman Law, require a Special Resolution, we are submitting approval of this proposal on the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the AGM.

The Resolution approving the foregoing is as follows:

IT IS RESOLVED, subject to, and effective only upon, (i) the approval of Proposal No. 1, (ii) the de-registration of the Company from the Register of Companies in the Cayman Islands and (iii) the simultaneous registration of the Continuation with the Secretary of State of the State of Florida, that:

1. The Articles of Incorporation and Bylaws in the form set forth in Exhibits A and B to this proxy statement/prospectus, respectively, be effective from the effective date of the Continuation.

2. The holders of Ordinary Shares represented in person or by proxy at the AGM hereby waive the option to discuss each individual article of the Proposed Charter Documents and hereby approve the Proposed Charter Documents in the form set forth in Exhibits A and B to this proxy statement/prospectus.

If this Proposal No. 2 is not approved by the shareholders, the Company will not effect the Continuation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 2. Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the AGM is required for approval of this proposal.

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PROPOSAL NO. 3: ELECTION OF DIRECTORS

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of our Class A directors, consisting of Anne Louise Carricarte, Luis Fernando Castro Vergara and Carlos Alfredo Cure Cure, will expire at the Annual Meeting. The term of office of the Class B directors, consisting of Christian T. Daes and Julio A. Torres, will expire at our annual general meeting in 2027. The term of office of our Class C directors, consisting of Jose M. Daes and Jon Paul “JP” Pérez, will expire at our annual general meeting in 2028.

Our nominating committee has nominated each of Anne Louise Carricarte, Luis Fernando Castro Vegara and Carlos Alfredo Cure Cure to be re-elected as a Class A director.

At the Annual General Meeting, shareholders will vote on the following resolution:

RESOLVED, as an ordinary resolution, that each of Anne Louise Carricarte, Luis Fernando Castro Vergara and Carlos Alfredo Cure Cure be re-appointed as a Class A director to hold office in accordance with the third amended and restated memorandum and articles of association of the Company noting that they had accepted their respective appointments on the basis that the indemnity in the third amended and restated memorandum and articles of association of the Company would be deemed to form part of their service contract and/or terms of appointment with the Company and, accordingly, that they would be able to enforce such indemnity, if necessary, against the Company.

Recommendation and Vote Required

Election of directors. Directors are elected by ordinary resolution under Cayman Islands law which will require the affirmative vote of the holders of a majority of the ordinary shares present (in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative) who, being entitled to vote on such proposal at the Annual Meeting, attend and vote. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will have no effect on such proposal.

Unless authority is withheld or the shares are subject to a broker non-vote, the proxies solicited by the board of directors will be voted “FOR” the election of these nominees. In case any of the nominees becomes unavailable for election to the board of directors, an event that is not anticipated, the persons named as proxies, or their substitutes, will have full discretion and authority to vote or refrain from voting for any other candidate in accordance with their judgment.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” EACH OF THE CLASS A DIRECTOR NOMINEES LISTED IN THIS PROXY STATEMENT.

Information About Directors, Nominees, Executive Officers and Significant Employees

Our current directors and executive officers are as follows:

Name	Age	Position
José M. Daes	66	Chief Executive Officer and Director
Christian T. Daes	62	Chief Operating Officer and Director
Santiago Giraldo	50	Chief Financial Officer
Luis Fernando Castro Vergara	59	Director
Anne Louise Carricarte	59	Director
Julio A. Torres	59	Director
Carlos Alfredo Cure Cure	82	Director
Jon Paul Perez	41	Director

José M. Daes has served as our CEO and member of the board of directors since December 2013. Mr. Daes has over 40 years’ experience starting and operating various businesses in Colombia and the United States. Since 1983, he has led the Tecnoglass group, founded with his brother Christian Daes, our chief operating officer and a director. Mr. Daes has served as chief executive officer of ES since its inception, responsible for all aspects of ES’ operations. Mr. Daes also co-founded TG in 1994. Mr. Daes is responsible for the continuous, ethical and responsible management and growth of the company.

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Christian T. Daes has served as our Chief Operating Officer and member of the board of directors since December 2013. Mr. Deas has served as the chief executive officer of TG since its inception in 1994. Mr. Daes leads the automation projects, which reduce the consumption of materials and increase the efficiency of the company, maintaining the highest safety standards for our workers and the entire international supply chain.

Mr. Daes is the younger brother of Jose M. Daes, our chief executive officer.

Santiago Giraldo served as our Deputy Chief Financial officer from February 2016 until August 2017 and has served as our Chief Financial Officer since such time. He joined Tecnoglass with significant financial experience in capital markets, bank debt, derivatives, treasury, M&A and equity related transactions while working at JPMorgan Chase in the United States and Citibank in Colombia. Previously, Mr. Giraldo served as CFO and Head of Strategy for Ocensa, a subsidiary within the Ecopetrol Group (NYSE: EC). Mr. Giraldo received a Business Administration Degree (cum laude) from Washburn University and holds an MBA with an emphasis in International Business and Finance from California State University at Pomona, as well as several other studies and courses from Southern Methodist University, University of Chicago and Harvard Business School.

Luis Fernando Castro Vergara has served on our board of directors since November 2018. Since 2017, Mr. Castro Vergara has been serving as a fund manager in the agroindustry sector and overseeing his investments in the construction, infrastructure and agroindustry sectors. Mr. Castro Vergara served as the Chief Executive Officer of Banco de Comercio Exterior de Colombia S.A., Colombia’s development bank, from 2013 to 2017. From 2007 to 2008 and 2012 to 2013, Mr. Castro Vergara was the General Manager of Agrodex International SAS, an import and marketing food company. From 2008 to 2012, he was the Regional Development Agency President of the Barranquilla Chamber of Commerce. Previously, he was General Manager of Provyser S.A., a commercialization and logistics services company in the food industry. He is on the board of directors of Unimed Pharmaceuticals Limited, where he also serves as member of the Audit Committee, and of Colombian the Colombian companies Accenorte SAS and Devimed SAS. Mr. Castro Vergara received a B.S. from Fordham University, a B.S. from Columbia University and a M.B.A. from the Universidad de los Andes Bogota in Colombia. He has complementary education in economic development from Harvard University, strategy and leadership from Pennsylvania University and management from Northwestern University.

Anne Louise Carricarte has served on our board of directors since August 2022. Ms. Carricarte has over 35 years of experience in domestic and international marketing, sales, administration, and management. She is a business entrepreneur, executive consultant, and inspirational speaker skilled in motivation, training, negotiation, and in-depth team building. Ms. Carricarte is the Chief Executive Officer of Simple Results, Inc., a consulting company she founded in 2006, where she collaborates on multi-cultural projects between countries, generations, professions, and faiths in both the private and public sectors. Since 2004, Ms. Carricarte has served as an advisor to Grove Services, a farm-land asset management company, and Unity Groves, which provides ‘end-to-end’ produce distribution to major US food chains. She is also a board member of Mathon Investments Corporation, a private fund that manages investments and lending services. From 1992 until she founded Simple Results, Ms. Carricarte was the Chief Operating Officer of Amedex Holding Insurance Companies/USA Medical and Chief Executive Officer of Amedex International, which provided health and life insurance products and related services to clients in Latin America and the Caribbean.

Julio A. Torres has been a member of our Board of Directors since October 2011. He previously served as our co-Chief Executive Officer from October 2011 through January 2013. Since March 2008, Mr. Torres has served as Managing Director of Nexus Capital Partners, a private equity firm. From April 2006 to February 2008, Mr. Torres served with the Colombian Ministry of Finance, acting as the general director of public credit and the treasury. From June 2002 to April 2006, Mr. Torres served as Managing Director of Diligo Advisory Group, an investment banking firm. From September 1994 to June 2002, Mr. Torres served as Vice President with JPMorgan Chase Bank. Mr. Torres has served on the board of directors of AST SpaceMobile, Inc., a company building the first space-based cellular broadband network accessible directly by standard mobile phones, since April 2021. Mr. Torres received a degree in systems and computer engineering from Los Andes University, a M.B.A. from Northwestern University and a M.P.A. from Harvard University.

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Carlos Alfredo Cure Cure has served on our Board of Directors since September 2019. Since _____, Mr. Cure Cure has acted as external advisor to Grupo Olímpica, one of the largest multi-industry conglomerates in Colombia, and was the former Chairman of the Board of Directors of Ecopetrol S.A. (NYSE: EC), the leading oil & gas company in Colombia, from September 2015 to March 2019. From 2011 to 2013, Mr. Cure Cure served as the Colombian Embassador to Venezuela. Earlier in his carrier, Mr. Cure Cure was the Financial Manager of Cementos del Caribe, General Manager of Cementos Toluviejo, General Manager of Astilleros Unión Industrial, and of Sociedad Portuaria de Barranquilla. Mr. Cure Cure has served as a board member of Avianca (NYSE: AVH) and Isagen SA ESP, and is the former President of Bavaria S.A. (AB Inbev, EBR: ABI). Mr. Cure Cure earned a B.S. in Civil Engineering from Universidad Nacional de Colombia.

Jon Paul “JP” Pérez has served on our board of directors since February 2025. Mr. Pérez has served as President of Related Group, a leading Florida-based developer specializing in sophisticated metropolitan living and one of the country’s largest real estate conglomerates, since October 2020. Since joining Related Group in 2012, he has overseen the development of thousands of market rate rental and luxury condominium units. Prior to his tenure at Related Group, Mr. Pérez worked for The Related Companies of New York from 2007 to 2012, where he managed all facets of the development process for over 900 units, including financial modeling, design programming, and construction management. Additionally, he is a board member of Big Brothers Big Sisters of Miami, advisory board member of SEO Scholars Miami and actively participates as a United Way Young Leader. Mr. Pérez holds a B.S. in Business Administration from the University of Miami and an MBA from the Kellogg School of Management at Northwestern University.

Director Independence

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) and therefore, we adhere to the NYSE listing standards in determining whether a director is independent. Our board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The NYSE listing standards define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, we have affirmatively determined that Messrs. Cure Cure, Castro Vergara, Torres, Pérez and Ms. Carricarte qualify as independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Board of Directors Meetings and Committees

Our board of directors held four (4) meetings in 2025 and acted by written consent four (4) times. We held our 2025 annual general meeting on November 28, 2025, which was attended by all of our directors. No director attended fewer than 75% of the meetings of the board and of the committees thereof upon which he or she served in 2025.

We do not have any formal policy regarding director attendance at annual general meetings of shareholders; however, we attempt to schedule our annual general meetings so that all of our directors can attend. In addition, we expect our directors to attend all board and committee meetings and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Leadership Structure

Our board of directors has determined to combine the roles of board chairman and chief executive officer at this time, with Jose Daes holding both positions. This centralizes authority in one person, creating clear, unified leadership and faster decision-making. The Board also believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying Tecnoglass’ strategy behind a single vision. After careful consideration, the Nominating Committee has determined that Tecnoglass’ current Board structure is the most appropriate leadership structure for Tecnoglass and its shareholders at this time.

Risk Oversight

Our board of directors’ primary function is one of oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. Our audit committee discusses with our management major financial risk exposures and reports its findings to our board of directors in connection with our board of directors’ risk oversight review. Our compensation committee is responsible for creating incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking.

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We also, as described elsewhere herein, make efforts to attract and retain the highest quality and most diverse directors. By ensuring that particularly qualified persons are in the position(s) to oversee, mitigate and otherwise manage each particular kind of risk reasonably expected to be faced by the Company, our leadership structure is appropriate to manage risk oversight by the Company.

Code of Conduct

In October 2017, we adopted an updated code of conduct that applies to all of our executive officers, directors and employees. The code of conduct codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of our code of conduct. Requests for copies of our code of conduct should be sent in writing to Tecnoglass Inc., Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, Attn: Corporate Secretary. Readers can also obtain a copy of our code of conduct on our website at http://investors.tecnoglass.com/corporate-governance.cfm.

Insider Trading Policy

The Company’s directors, officers, employees and consultants are subject to the Company’s insider trading policy, which generally prohibits the purchase, sale or trade of the Company’s securities with the knowledge of material nonpublic information.

This policy also addresses the ability of our employees, including officers, or directors (or any of their designees) to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that “hedge” or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. Because such hedging transactions could permit a person to continue to own our securities without the full risks and rewards of ownership, and because when that occurs such person may no longer have the same objectives as our other shareholders, our policy prohibits our employees, officers, and directors from engaging in any such transactions.

Corporate Governance

Audit Committee

We have a standing audit committee of the board of directors, which consisted of Carlos Alfredo Cure Cure, Luis Fernando Castro Vergara and Julio Torres, with Mr. Cure serving as chairman. Each of the members of the audit committee is independent under the applicable NYSE listing standards.

The audit committee held six (6) meetings and acted by written consent on one (1) occasion in 2025. The audit committee has a written charter, which is included in our compendium of Corporate Governance Guidelines and can be found on our website at https://investors.tecnoglass.com/governance/governance-overivew/default.aspx. The purpose of the audit committee is to assist the Board in monitoring the integrity of the annual, quarterly and other financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s independent auditor and the compliance by the Company with legal and regulatory requirements. appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

●	Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K).

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●	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

●	Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including:

◌	any significant changes in the Company’s selection or application of accounting principles;

◌	the Company’s critical accounting policies and practices;

◌	all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

◌	any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies; and

◌	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

●	Discuss with management the Company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

●	Discuss with management and the independent auditor the effect on the Company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

●	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

●	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

●	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer (or individuals performing similar functions) during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

●	At least annually, obtain and review a report from the independent auditor, consistent with the rules of the Public Company Accounting Oversight Board, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

●	Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

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●	Oversee the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

●	Be available to the independent auditor during the year for consultation purposes.

●	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

●	Review and approve material or significant related-party transactions.

●	Inquire and discuss with management the Company’s compliance with applicable laws and regulations and with the Company’s Code of Conduct and ethics and compliance program in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

●	Review and approve procedures (which may be incorporated in the Company’s Code of Conduct, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

●	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

●	Discuss with the Company’s General Counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

●	Review and approve material payments made to the Company’s officers and directors or its or their affiliates when not part of ordinary course of business. Any payments made to members of the Audit Committee will be reviewed and approved by the Board, with the interested director or directors abstaining from such review and approval.

Audit Committee Financial Expert

As required by the NYSE listing standards, the audit committee will at all times be composed exclusively of independent directors who are financially literate, as such qualification is interpreted by our board of directors in its business judgment. In addition, the committee has, and will continue to have, at least one member who has accounting or related financial management expertise, as interpreted by our board of directors in its business judgment. The board of directors has determined that Mr. Torres satisfies the NYSE’s requirements and also qualifies as an “audit committee financial expert” as defined under rules and regulations of the SEC.

Audit Committee Report

Our audit committee is responsible for supervising our independent accountants, reviewing the results and scope of the audit and other accounting related services and reviewing our accounting practices and systems of internal accounting and disclosure controls, among other things. These responsibilities include reviewing and discussing with management and the independent auditor the annual audited financial statements. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the audit committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

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The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2025, with our management and PwC Contadores y Auditores S. A. S. (“PwC”), our independent registered public accounting firm. The audit committee has also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The audit committee has also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the audit committee concerning independence, and has discussed with PwC its independence from the Company.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the financial statements referred to above be included in our annual report on Form 10-K for the year ended December 31, 2025.

MEMBERS OF THE AUDIT COMMITTEE

Carlos A. Cure (Chairperson)
Luis Fernando Castro
Julio A. Torres

Nominating Committee

We have a nominating committee, which consists of Jon Paul “JP” Pérez, Luis Fernando Castro and Anne Louise Carricarte. Each member of the nominating committee is an “independent director” as defined under NYSE listing standards. Pursuant to its written charter, which is included in our compendium of Corporate Governance Guidelines and can be found on our website at https://investors.tecnoglass.com/governance/governance-overivew/default.aspx, our nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee met once (1) time in 2025.

Guidelines for Selecting Director Nominees

The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. Candidates will be reviewed in the context of current composition of the board of directors (including the diversity in background, experience, and viewpoints of the board), the operating requirements of the Company and the long-term interests of the Shareholders. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

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Compensation Committee

In December 2013, we established a compensation committee. Our compensation committee currently consists of Julio Torres, Anne Louise Carricarte and Carlos Cure, with Anne Louise Carricarte serving as chairperson. Each member of the compensation committee is an “independent director” as defined under NYSE listing standards. The compensation committee met two (2) times in 2025. The compensation committee’s duties, which are specified in our compensation committee charter included in our compendium of Corporate Governance Guidelines and can be found on our website at https://investors.tecnoglass.com/governance/governance-overivew/default.aspx, include, but are not limited to:

●	Establish, review and approve the overall executive compensation philosophy and policies of the Company, including the establishment, if deemed appropriate, of performance-based incentives that support and reinforce the Company’s long-term strategic goals, organizational objectives and stockholder interests.

●	Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, determine the CEO’s compensation level, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans as the compensation committee deems appropriate. In determining the long-term incentive component of the CEO’s compensation, the compensation committee is required to consider, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the Company’s CEO in past years. The CEO shall not be present during voting and deliberations relating to CEO compensation.

●	Determine the compensation of all other executive officers, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans, as the compensation committee deems appropriate. Members of senior management may report on the performance of the other executive officers of the Company and make compensation recommendations to the compensation committee, and the compensation committee will review and, as appropriate, approve the compensation recommendations.

●	Administer or delegate the power to administer the Company’s incentive and equity-based compensation plans, including the grant of stock options, restricted stock and other equity awards under such plans.

●	Review and make recommendations to the Board with respect to the adoption of, and amendments to, incentive compensation and equity-based plans and approve for submission to the stockholders all new equity compensation plans that must be approved by stockholders pursuant to applicable law.

●	Review and approve for the CEO and the other executive officers of the Company any employment agreements, severance arrangements, and change in control agreements or provisions.

●	Review and discuss with the Company’s management the Compensation Discussion and Analysis set forth in SEC Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report or proxy statement for the annual meeting of stockholders.

●	Provide, over the names of the members of the compensation committee, the Compensation Committee Report for the Company’s annual report or proxy statement for the annual meeting of stockholders, if required.

●	Conduct an annual performance evaluation of the compensation committee. In conducting such review, the committee is required to evaluate and address all matters that the committee considers relevant to its performance, including at least the following: (a) the adequacy, appropriateness and quality of the information received from management or others; (b) the manner in which the committee’s recommendations were discussed or debated; (c) whether the number and length of meetings of the committee were adequate for the committee to complete its work in a thorough and thoughtful manner; and (d) whether the charter of the compensation committee appropriately addresses the matters that are or should be within its scope.

●	The compensation committee has the authority, to the extent it deems appropriate, to conduct or authorize investigations into or studies of matters within the compensation committee’s scope of responsibilities and to retain one or more compensation consultants to assist in the evaluation of CEO or executive compensation or other matters. The compensation committee has the sole authority to retain and terminate any such consulting firm, and to approve the firm’s fees and other retention terms. The compensation committee is required to evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. The compensation committee also has the authority, to the extent it deems necessary or appropriate, to retain legal counsel or other advisors. In retaining compensation consultants, outside counsel and other advisors, the compensation committee must take into consideration factors specified in the NYSE listing rules. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Overview

Compensation Philosophy

Our policies with respect to the compensation of our executive officers are administered by our board in consultation with our compensation committee. Our compensation policies are intended to provide for compensation that:

●	is sufficient to attract and retain executives of outstanding ability and potential;
●	is tailored to the unique characteristics and needs of our company;
●	considers individual value and contribution to our success;
●	is designed to motivate our executive officers to achieve our annual and long-term goals by rewarding performance based on the attainment of those goals;
●	is designed to appropriately take into account risk and reward in the context of our business environment;
●	reflects an appropriate relationship between executive compensation and the creation of shareholder value; and
●	is sensitive to market benchmarks.

The compensation committee is in charge of recommending executive compensation packages to our board that meet these goals. In making decisions about executive compensation, the compensation committee relies on the experience of its members as well as subjective considerations of various factors, including individual and corporate performance, our strategic business goals, each executive’s position, experience, level of responsibility, and future potential, and compensation paid by companies of similar size in our industry. The compensation committee sets specific key performance indicators or benchmarks for annual fixed compensation or for allocations between different elements of compensation.

Our compensation committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. As part of this review, management submits recommendations to the compensation committee.

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in our industry. Our compensation committee stays appraised of the cash and equity compensation practices of publicly held companies in the glass and aluminum industries through the review of such companies’ public reports and through other resources. The companies chosen for inclusion in any benchmarking group would have business characteristics comparable to our company, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

Consideration of Shareholder Advisory Votes on Executive Compensation

We also take into consideration our most recent shareholder advisory vote (a “Say on Pay Advisory Vote”) on executive compensation, as required by Section 14A of the Securities Exchange Act of 1934. In the last advisory vote, conducted at our annual general meeting on December 19, 2025, our compensation program was approved on an advisory basis by over 67% of the shareholders who submitted a vote thereabout. We consider this to be a strong validation that our pay practices are firmly aligned with our shareholders’ best interests. In accordance with the shareholder vote held at our 2025 annual general meeting, we conduct a Say on Pay Advisory Vote every three years. The next will be at our 2028 annual general meeting.

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Base Salaries

Each of our named executive officers is employed on an at-will basis. Base salaries for our executive officers are individually determined by our compensation committee each year to ensure that each executive’s base salary forms part of a compensation package which appropriately rewards the executive for the value he or she brings to our company. Each executive’s base salary may be increased or decreased in the discretion of the compensation committee in accordance with our compensation philosophy.

Bonuses

In addition to their base salaries, our named executive officers are entitled to receive annual performance bonuses based on the company’s financial performance and achievement of certain targets throughout the year.

Other Compensation and Benefits

Named executive officers receive additional compensation in the form of vacation, medical, 401(k), and other benefits generally available to all of our employees. We do not provide any other perquisites or other personal benefits to our named executive officers.

Summary Compensation Table

The following table summarizes the total compensation for the years ended December 31, 2025, 2024 and 2023, of each of our named executive officers.

Name and principal position	Year	Salary	Bonus	Other	Total (1)
Jose M. Daes (2)	2025	$3,822,080	$1,248,832	$-	$5,070,912
Chief Executive Officer	2024	$3,292,800	$1,152,480	$-	$4,445,280
	2023	$2,940,000	$1,029,000	$-	$3,969,000
Christian T. Daes (3)	2025	$3,822,080	$1,248,832	$-	$5,070,912
Chief Operating Officer	2024	$3,292,800	$1,152,480	$-	$4,445,280
	2023	$2,940,000	$1,029,000	$-	$3,969,000
Santiago Giraldo	2025	$731,808	$292,723	$-	$1,024,531
Chief Financial Officer	2024	$665,280	$232,848	$-	$898,128
	2023	$594,000	$207,900	$-	$801,900
Carlos Amin	2025	$293,750	$-	$1,114,583	$1,408,333
Vicepresident of Sales	2024	$225,000	$-	$1,426,545	$1,651,545
	2023	$225,000	$-	$1,416,989	$1,641,989
Samir Amin	2025	$293,750	$-	$1,112,068	$1,405,818
Vicepresident of Operations and	2024	$225,000	$-	$1,426,545	$1,651,545
Logistics	2024	$225,000	$-	$1,426,545	$1,651,545

(1)	During the period covered by the table, we did not issue any stock awards, option awards, non-equity incentive plan compensation, or other compensation, nor did any of the named executive officers experience any change in pension value and nonqualified deferred compensation earnings.

(2)	Mr. Daes also serves as chief executive officer of ES.

(3)	Mr. Daes also serves as chief executive officer of TG.

Compensation Arrangements with Named Executive Officers

On November 5, 2025, our compensation committee recommended, and on February 25, 2026, our Board approved, the following compensation arrangements for 2026 for each of Messrs. Daes, Daes, and Giraldo: (i) with respect to each of Messrs. Daes and Daes, a base salary of $4,075,515 plus a bonus of up to $1,628,206; and (ii) with respect to Mr. Giraldo, a base salary of $779,376 and a performance bonus of up to $311,750. Each of the bonuses will be based on our 2026 financial performance and achievement of certain to-be-agreed upon targets throughout the year.

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Risk Management as related to our Compensation Policies and Practices

Our compensation committee regularly convenes and confers with management regarding our policies and practices of compensating employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives. Our compensation committee has determined, and our management agrees, that our current compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

Policies and Practices for Granting certain Equity Awards

As noted below, we have not granted any share options, share appreciation rights or any other awards under long-term incentive plans. If and when we begin issuing such awards, our compensation committee will determine how the board determines when to grant such awards (for example, whether such awards are granted on a predetermined schedule); and whether the board or compensation committee takes material nonpublic information into account when determining the timing and terms of such an award, and, if so, how it takes such information into account. In any event, we will take precautions reasonably designed to ensure we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Pay Versus Performance

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Compensation Table Total for Non-PEO NEOs ($) (2)	Compensation Actually Paid to Non-PEO NEOs ($)(2)*	On Total Shareholder Return ($)	Peer Group Total Shareholder Return	Net Income ($)	Operating Income
2025	5,070,912	5,070,912	3,030,844	3,030,844	167.61	170.69	159,566,000	231,617,000
2024	4,445,280	4,445,280	2,671,704	2,671,704	262.18	173.24	161,309,000	227,001,000
2023	3,969,000	3,969,000	2,385,450	2,385,450	149.91	158.59	183,000,000	259,804,000

(1) For each of the years presented in the table, our principal executive officer (PEO) is our Chief Executive Officer, Jose M. Daes.

(2) For each of the years presented in the table, our non-principal executive officers (non-PEOs) are Christian T. Daes and Santiago Giraldo.

Pay Ratio Disclosures

The following pay ratio information is provided in accordance with the requirements of Item 402(u) of Regulation S-K of the Exchange Act.

For fiscal 2025, the Company’s last completed fiscal year:

●	the median of the annual total compensation of all employees of the Company (other than the Chief Executive Officer) was $5,687; and
●	the annual total compensation of the Company’s Chief Executive Officer, Jose M. Daes, was $5,070,912.

Based on this information, the ratio for 2025 of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees is 892 to 1.

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The following steps were taken to determine the total annual compensation of the median employee and the Chief Executive Officer:

●	As of December 31, 2025, the employee population consisted of approximately 9,601 individuals, including full time, temporary, and seasonal employees employed on that date. This date was selected because it aligned with calendar year end and allowed identification of employees in a reasonably efficient manner.
●	For purposes of identifying the median employee from our employee population base, wages from our internal payroll records for the twelve-month period ended December 31, 2025, were used. These wages were consistent with amounts reported to taxation authorities for fiscal 2024. Consistent with the calculation of the Chief Executive Officer’s annual compensation, other elements of employee compensation were considered and added, if applicable when calculating the annual total compensation for all employees.
●	In addition, the compensation of approximately 1,511 full time employees who were hired during 2024 and employed on December 31, 2025, was annualized. We had no part time employees.
●	The median employee was identified using this compensation measure and methodology, which was consistently applied to all employees. The amounts reported in the 2025 Summary Compensation Table for named executive officers was used for the total annual compensation of the Chief Executive Officer. The salary amount reported in this table was annualized to reflect a full year’s compensation for the purpose of calculating the pay ratio disclosure.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2025, we had not granted any share options, share appreciation rights or any other awards under long-term incentive plans to any of our executive officers.

Pension Benefits

As of December 31, 2025, we had not granted any pension benefits to any of our executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

As of December 31, 2025, we did not have any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

As of December 31, 2025, none of our executive officers are entitled to payments or the provision of other benefits such as perquisites and health care benefits in connection with a termination or change-in-control.

Director Compensation

Each of our non-employee directors receives cash compensation of $96,426 each year. Additionally, our chairman of the Audit Committee and each other member of our Audit Committee receives additional cash compensation of $51,072 and $16,162, respectively, for serving on our Audit Committee. Our Chairman of the Compensation Committee and our Chairman of the Nominating & Governance Committee receive a compensation of $ 32,378. Employee directors do not receive cash compensation for their service as directors.

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2025.

Name	Fees earned or paid in cash	Stock Awards	Total
Carlos Alfredo Cure Cure	$163,660	-	$163,660
Luis Fernando Castro Vergara	$144,966	-	$144,966
Julio A. Torres	$128,750	-	$128,750
Jon Paul Perez	$112,588	-	$112,588
Anne Louise Carricarte	$144,966	-	$144,966

(1)	To date, we have not compensated our directors with stock awards, option awards, non-equity incentive plan compensation, pension value, nonqualified deferred compensation earnings or other compensation.

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Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee of our board of directors during the last completed fiscal year, (a) was, during the fiscal year, an officer or employee of ours; (b) was formerly an officer of the registrant; or (c) had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K, other than Julio Torres who was an officer from October 2011 through January 2013.

Compensation Committee Report

The compensation committee met with our management to review and discuss the preceding Compensation Discussion and Analysis. Based on such review and discussion, the compensation committee approved this Compensation Discussion and Analysis and authorized and recommended its inclusion in this Annual Report on Form 10-K.

Compensation Committee
Ann Louise Carricarte,Chairperson
Carlos Cure
Julio Torres

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Related Person Policy

Our Code of Conduct requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries are a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving material or significant related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Party Transactions

The following are the related party transactions undertaken in the past two years. We believe the related party transactions are on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

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Alutrafic Led SAS

In the ordinary course of business, we sell products to Alutrafic Led SAS (“Alutrafic”), a fabricator of electrical lighting equipment. Affiliates of Jose Daes and Christian Daes, the Company’s Chief Executive Officer and Chief Operating Officer, respectively, have an ownership stake in Alutrafic. We sold $1.1 million, $1,1 million, and $0.8 million to Alutrafic during fiscal years 2025, 2024, and 2023, respectively. We had outstanding accounts receivable from Alutrafic for $0.5 million, $0.6 million and $0.3 million as of December 31, 2025, December 31, 2024 and December 31, 2023, respectively.

Fundacion Tecnoglass-ESWindows

Fundacion Tecnoglass-ESWindows is a non-profit organization set up by the Company to carry out social causes in the communities around where we operate. During the years ended December 31, 2025, 2024, and 2023, we made charitable contributions for $4.6 million, $3.4 million, and $3.3 million respectively.

Prisma-Glass LLC

In the ordinary course of business, we sell products to Prisma-Glass LLC a distributer and installer of architectural systems in Florida that. is owned and controlled by family members of Christian Daes, the Company’s COO. We sold $2.0 million, $1.2 million, and $0.8 million to Prisma-Glass LLC during fiscal years 2025, 2024, and 2023, respectively, and had outstanding accounts receivable of $0.4 million, $0.4 million and $0.3 million as of December 31, 2025, 2024 and 2023, respectively.

Santa Maria del Mar SAS

In the ordinary course of business, we purchase fuel for use at our manufacturing facilities from Estación Santa Maria del Mar SAS, a gas station located near our manufacturing campus which is owned by affiliates of Jose Daes and Christian Daes, the Company’s Chief Executive Officer and Chief Operating Officer, respectively. During the years ended December 31, 2025, 2024, and 2023, we purchased $1.0 million, $1.2 million, and $1.3 million, respectively.

Studio Avanti SAS

In the ordinary course of business, we sell products to Studio Avanti SAS (“Avanti”), a distributer and installer of architectural systems in Colombia. Avanti is owned and controlled by Alberto Velilla, who is director of Energy Holding Corporation, the controlling shareholder of the Company. We sold $1.0 million, $0.8 million, and $0.6 million, to Avanti during fiscal years 2025, 2024, and 2023, respectively, and had outstanding accounts receivable from Avanti for $0.4 million, $0.3 million and $0.5 million as of December 31, 2025, 2024 and 2023, respectively.

Vidrio Andino Joint Venture

In 2019 we entered into a joint venture agreement with Saint-Gobain, a world leader in the production of float glass, a key component of our manufacturing process, whereby we acquired a 25.8% minority ownership interest in Vidrio Andino, a Colombia-based subsidiary of Saint-Gobain. Income from this investment is recorded using the equity method and is presented within the Consolidated Statement of Operations as a component of non-operating income as the Company is not subject to income tax over this investment.

The joint venture agreement includes plans to build a new plant that will be located approximately 20 miles from our primary manufacturing facility in Barranquilla Colombia, in which we will also have a 25.8% interest. The new plant will be funded with proceeds from the original cash contribution made by us, operating cash flows from the Bogota plant and debt incurred at the joint venture level that will not be consolidated into our company.

In the ordinary course of business, we purchased $41.3 million, $31.3 million, and $32.0 million, from Vidrio Andino in 2025, 2024, and 2023, respectively. As of December 31, 2025, 2024 and 2023, we had outstanding payables to Vidrio Andino for $5.7 million, $5.7 million and $3.9 million, respectively. We recorded equity method income of $2.7 million, $5.4 million, and $5.0 million, on our Consolidated Statement of Operations during the years ended December 31, 2025, 2024, and 2023, respectively. We received a dividend payment of $8.9 million, $2.7 million and $2.2 million from Vidrio Andino During the years ended December 31, 2025, 2024 and 2023, respectively.

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Zofracosta SA

We have an investment in Zofracosta SA, a real estate holding company located in the vicinity of the proposed glass plant being built through our Vidrio Andino joint venture, recorded at $0.8 million, $0.7 million and $0.8 million as of December 31, 2025, December 31, 2024 and December 31, 2023, respectively. Affiliates of Jose Daes and Christian Daes have a majority ownership stake in Zofracosta SA.

Indemnification Agreements

We enter into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our Third Amended and Restated Memorandum and Articles of Association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

To the Company’s knowledge, based solely on a review of reports furnished to it and review of the Section 16 reports (Forms 3, 4 and 5 and any amendments to those forms) filed during (or with respect to) the fiscal year ended December 31, 2025, all of the Company’s officers, directors and ten percent holders have timely made the required filings.

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PROPOSAL NO. 4: AUDITOR RATIFICATION PROPOSAL

The audit committee of THE board of directors is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The audit committee has selected PwC Contadores y Auditores S. A. S. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The audit committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage a different independent registered public accounting firm. At the Annual Meeting, shareholders will vote on a proposal to ratify this appointment.

While shareholder ratification of the Board’s decision to retain PwC is not required by the Company’s Articles or otherwise, the Board has chosen to submit that selection to the Company’s shareholders for ratification. If the Company’s shareholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Board may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its shareholders.

PwC has advised the Company that the firm is independent with respect to the Company and its subsidiaries. The Company expects that representatives of PwC will be present at the Annual Meeting to make statements and to respond to appropriate questions from the Company’s shareholders.

Independent Registered Public Accounting Firm’s Fees and Services

The following table sets forth the fees billed for in the years ended December 31, 2025 and 2024 by PwC for such periods.

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$947,664	$910,942
Audit-Related Fees(2)	-	47,500
All Other Fees(3)	1,245	1,245
Total Fees	$948,909	$959,687

(1)	Audit fees consist of fees paid for professional services by PwC for audit and quarterly review of the Company’s consolidated financial statements during the years ended December 31, 2025, and 2024, and related services normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees represent the aggregate fees billed for assurance and related professional services rendered by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”.

(3)	Other fees represent fees billed for professional services rendered by PwC in connection with subscription to information services and training. The Company was not billed for any fees billed in either of the last two fiscal years for professional services rendered by PwC for tax compliance, tax advice, and tax planning. Such “Tax Fees” would have been reported in the table above if any.

Pre-Approval Policies and Procedures

In accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, before we engage our independent registered public accounting firm to render audit or non-audit services, the engagement is approved by our audit committee. Our audit committee approved all of the fees referred to in the rows titled “Audit Fees,” “Audit-Related Fees,” and “All Other Fees” in the table above.

Required Vote and Recommendation

Approval of the Auditor Ratification Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s capital stock, represented in person (virtually) or by proxy at the meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not have any effect on the vote with respect to this proposal.

The Resolution approving the Auditor Ratification Proposal is as follows:

IT IS RESOLVED, that the appointment of PwC Contadores y Auditores S. A. S. to serve as the Company’s independent registered public accounting firm until the Company’s next annual general meeting and the related audit services and the authorization to board of directors to fix the remuneration of PwC Contadores y Auditores S. A. S. be and hereby is approved and authorized.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND APPROVAL OF THE APPOINTMENT OF PWC CONTADORES Y AUDITORES S.A.S. TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNTIL THE NEXT ANNUAL GENERAL MEETING AND PROVIDE RELATED AUDIT SERVICES AND THE AUTHORIZATION TO THE BOARD OF DIRECTORS TO FIX THE REMUNERATION OF SUCH FIRM.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to us regarding beneficial ownership of our share capital as of __________, 2026 by:

●	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Beneficial ownership set forth below is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, except as otherwise provided.

A person is deemed to be the “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security.

	Amount and		Approximate
	Nature		Percentage of
	of Beneficial		Beneficial
Name and Address of Beneficial Owner(1)	Ownership		Ownership

Directors and Named Executive Officers

Jose M. Daes	-	(2)	-
Chief Executive Officer and Director
Christian T. Daes	-	(2)	-
Chief Operating Officer and Director
Carlos Alfredo Cure Cure	-		-
Director
Luis F. Castro Vergara	-		-
Director
Jon Paul Perez	-		-
Director
Julio A. Torres	-		-
Director
Anne Louise Carricarte	-		-
Director
Santiago Giraldo	563		*
Chief Financial Officer
All directors and executive officers as a group (8 persons)	563		*
Five Percent Holders:
Energy Holding Corporation	19,739,485	(3)	44.1%

FMR LLC	6,853,237	(4)	15.3%

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia.

(2)	Does not include shares held by Energy Holding Corporation, in which this person has an indirect ownership interest.

(3)	Joaquin Fernandez and Alberto Velilla Becerra are the directors of Energy Holding Corporation and may be deemed to share voting and dispositive power over such shares.

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(4)	Represents shares held by FMR LLC, certain of its subsidiaries and affiliates including FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC, Fidelity Management Trust Company and Strategic Advisers LLC. Abigail P. Johnson is a director, the chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The business address of FMR is 245 Summer Street, Boston, MA 02210. Information derived from a Schedule 13G/A filed on November 4, 2025.

LEGAL MATTERS

The validity of the shares of Common Stock issued by Tecnoglass (Florida) under Florida law will be passed upon for us by Graubard Miller, New York, New York. Certain legal matters relating to the Continuation under Cayman law will be passed upon for us by Maples and Calder (Cayman) LLP, Grand Cayman, Cayman Islands.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PwC Contadores y Auditores S. A. S., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.tecnoglass.com. Our website is not a part of this proxy statement/prospectus and is not incorporated by reference in this proxy statement/prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35436) and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) from the date of the initial registration statement and prior to effectiveness of the registration statement in which this prospectus is included (in each case, other than those documents or the portions of those documents not deemed to be filed):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website at http://www.sec.gov or our website at https://www.Tecnoglass.com/ as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Investor Relations

Tecnoglass Inc.

3550 NW 49th Street

Miami, Florida 33142

Tel: (57)(5) 3734000

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ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as an effective judicial system, a favorable tax system, and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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Exhibit A

ARTICLES OF INCORPORATION

OF

TECNOGLASS INC.

The undersigned, in forming a Florida corporation under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes (the “Act”), hereby adopts the following Articles of Incorporation:

ARTICLE I
NAME AND ADDRESS

The name of the Corporation is Tecnoglass Inc. (this “Corporation”). The addresses of the principal office and the mailing addresses of this Corporation are 3550 NW 49th Street, Miami, Florida 33142 and Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia.

ARTICLE II
PURPOSE

This Corporation is organized for the purpose of transacting any and all lawful business for corporations organized under the Act.

ARTICLE III
CAPITAL STOCK

The aggregate number of shares which this Corporation shall have authority to issue is one hundred one million (101,000,000) shares, consisting of (a) one hundred million (100,000,000) shares of Common Stock, par value $0.0001 per share (the “Common Stock”); and (b) one million (1,000,000) shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Board of Directors of the Corporation (the “Board”) is authorized to issue shares of Preferred Stock in one or more series by adoption of amendments to these Articles of Incorporation, which may be effected without shareholder approval, setting forth the number of shares to be included in each such series and the designation, preferences, limitations and relative rights of the shares of each such series.

The Corporation may issue options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of shares or other securities in the Corporation on such terms as the Board may from time to time determine.

The Corporation may issue units of securities in the Corporation, which may be comprised of shares and warrants to purchase additional shares, upon such terms as the Board may from time to time determine.

The Corporation shall not issue shares to bearer.

ARTICLE IV
REGISTERED OFFICE AND AGENT

The street address of the registered office of this Corporation is 8323 NW 12 St., Suite 102, Doral, FL 33126, and the name of the registered agent of this Corporation at such office is Florida Corporate Registered Agents, LLC.

ARTICLE V
SPECIAL MEETINGS OF SHAREHOLDERS

The shareholders of this Corporation may only call a special meeting of shareholders if the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to this Corporation’s secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

ARTICLE VI
INDEMNIFICATION

This Corporation shall indemnify any director or officer, or any former director or officer of this Corporation, to the fullest extent permitted by law.

ARTICLE VII
AFFILIATED TRANSACTIONS

For purposes of Section 607.0901 of the Florida Business Corporation Act pursuant to Section 607.0901(1)(h) thereof, the term “disinterested director” shall mean (a) any member of the Board who was a member of the Board of Directors of Tecnoglass, Inc., a Cayman Islands company, immediately prior to the date these Articles of Incorporation are first filed with the Department of State of the State of Florida (other than any member of the Board who is the holder of 10% or more of the outstanding Common Stock of the Corporation), (b) any member of the Board who was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the disinterested directors then on the Board, and (c) any member of the Board who (i) qualifies as an “independent director” under the rules of the national securities exchange on which shares of the Corporation are then listed, and (ii) is not an “interested shareholder” of the Corporation within the meaning of Section 607.0901 of the Florida Business Corporation Act, as determined in good faith by a majority of the Board.

ARTICLE VIII
REMOVAL OF DIRECTORS

At a meeting of shareholders, any director or the entire Board may be removed, for cause, by the affirmative vote of a majority of the votes cast by the shares entitled to vote at an election of directors.

ARTICLE IX
BYLAWS

The Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of at least a majority of the members of the Board then in office or by the affirmative vote of the holders of at least a majority of the voting power of all shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class; provided, however, that any proposal to amend, alter, change or repeal the provisions of Section 1 of Article II of the Bylaws of the Corporation shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE X
AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation hereby reserves the right from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation in any manner permitted by law and all rights and powers conferred upon shareholders, directors and officers herein are granted subject to this reservation. In addition to any vote otherwise required by law, any proposal to amend, alter, change or repeal the provisions of Article VIII and this Article X shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

*         *         *         *         *

IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation this ____ day of _______, 2026.

_______________, Incorporator

CONSENT OF REGISTERED AGENT
OF
TECNOGLASS INC.

The undersigned, Florida Corporate Registered Agents, LLC, whose address is 8323 NW 12 St., Suite 102, Doral, FL 33126, hereby accepts appointment as the initial registered agent of TECNOGLASS INC., a Florida corporation, and accepts the obligations provided for in Section 607.0505, Florida Statutes.

Florida Corporate Registered Agents, LLC

By:

Name:

Title:

Date: __________________________, 2026

Exhibit B

BYLAWS

OF

TECNOGLASS, INC.

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held, either inside or outside the State of Florida on such date as the Board of Directors may determine, and at such place and at such time as the Board of Directors may determine and designate in the notice of the meeting. The annual meeting of shareholders shall be held for the election of directors of the Corporation and for any other proper business as may properly come before the meeting.

Section 2. Special Meeting. Special meetings of the shareholders may be called by the Board of Directors, pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors then in office, or by the Chairman of the Board of Directors. Additionally, a special meeting of the shareholders shall be called by the Chief Executive Officer or by the Secretary upon the written request of the holders of record of at least ten percent (10%) of the shares of stock of the Corporation, issued and outstanding and entitled to vote, unless the Articles of Incorporation of the Corporation require a greater or lesser percentage. A special meeting of the shareholders may be held at such times and at such place either within or without the State of Florida as may be designated in the notice of the special meeting. Such request shall state the purpose or purposes of the proposed special meeting.

Section 3. Notice of Meeting. Except as may be provided by statute, written notice of an annual or special meeting of shareholders stating the time, place, date and purpose of every meeting of shareholders shall be delivered personally, by first-class mail, or by electronic means not less than ten days nor more than sixty days prior to the date of the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his/her address as it appears on the stock transfer books of the Corporation with postage thereon prepaid or at such other address as shall be furnished in writing by him/her to the Corporation for such purpose. Notice may also be sent by courier, electronic mail, or such other means as permitted by law. Such further notice shall be given as may be required by law or by these Bylaws. Attendance of a person at a meeting of shareholders in person or by proxy constitutes a waiver of notice of the meeting except where the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting.

Section 4. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote at the meeting, present in person or by proxy, shall, except as otherwise provided by law or by the Articles of Incorporation, constitute a quorum at all meetings of the shareholders. When a quorum has been established, all shareholders present in person or represented by proxy at a meeting of shareholders may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of shareholders, the chairman of the meeting or the directors present at the meeting shall have the power to adjourn the meeting from time to time and to such other time and place as the directors may determine. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

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Section 5. Organization of Meetings. Meetings of the shareholders shall be presided over by the Chairman of the Board, if there be one, or if he/she is not present, by the Chief Executive Officer, or if he/she is not present, the President, or if he/she is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in his/her absence an Assistant Secretary, shall act as Secretary of the meeting, if present. Otherwise, the Chairman of the meeting shall designate a recording secretary.

Section 6. Voting. At each meeting of shareholders, except as otherwise provided by law or the Articles of Incorporation, every shareholder shall be entitled to one vote in person or by proxy for each share of stock entitled to vote held by such shareholder. Except as otherwise expressly required by the Articles of Incorporation, in any uncontested election of directors (meaning an election in which the number of nominees does not exceed the number of directors to be elected), each nominee shall be elected by the vote of a majority of the votes cast with respect to such nominee’s election (with “majority of the votes cast” meaning that the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” such nominee’s election, with abstentions and broker non-votes not counted as votes cast either “for” or “against” a nominee’s election). In any contested election of directors (meaning an election in which the number of nominees exceeds the number of directors to be elected as of the record date for such meeting), the directors shall be elected by a plurality of the votes cast at the meeting. Except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, all other action shall be authorized if the holders of the majority of shares present and voting at the meeting approve such action. Each proxy to vote a share of stock shall be in writing and signed by the shareholder of record or by his/her duly authorized agent or representative. Unless prohibited by law, a proxy otherwise validly granted by telegram, telephone or other electronic means shall be deemed to have been signed by the granting shareholder. The presiding officer of the meeting shall inspect the election and decide all questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes. At all elections of directors, the voting shall be by ballot or in such other manner as may be determined by the shareholders present in person or by proxy entitled to vote at such election. A shareholder holding more than one share need not cast the votes in respect of his/her shares in the same way on any resolution and therefore may vote a share or some or all such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares. A complete list of the shareholders entitled to vote at each such meeting or any adjournment thereof, arranged in alphabetical order and voting group, with the address of each, and the number, class and series of shares registered in the name of each shareholder, shall be prepared by the Secretary or the transfer agent and shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or at the office of the Corporation’s transfer agent or registrar. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

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Section 7. Participation by Communications Equipment. A person may participate at a shareholder meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a meeting in this manner is treated as presence in person at that meeting.

Section 8. Inspectors of Election. The Board of Directors, in advance of any meeting of shareholders, may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman of the meeting may, and on the request of any shareholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his/her duties, shall take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his/her ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 9. Action by Consent. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any annual or special meeting of the shareholders, or any other action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on thereon were present and voted.

Section 10. Notice of Shareholder Business and Nominations.

(a) Annual Meeting of Shareholders.

(1) The proposal of business to be considered by the shareholders, other than nominations of persons for election to the Board of Directors, may be made at an annual meeting of shareholders: (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or a committee thereof or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 10, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10 and the shareholder proposal requirements set forth in Rule 14a-8 (of the Proxy Rules promulgated under the Securities and Exchange Act of 1934).

(2) Nominations of persons for election to the Board of Directors may be made for an annual meeting of shareholders: (i) pursuant to the Corporation’s notice of meeting, or (ii) by or at the direction of the Nominating Committee. Board of Directors or any committee thereof, or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 10, who is entitled to vote at the meeting for the election of directors and who complied with the notice procedures set forth in this Section 10.

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(3) For business, other than nominations of persons for election to the Board of Directors, to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 10(a)(1), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 calendar days prior to the first anniversary of the date that the Corporation’s proxy statement was released to shareholders in connection with the preceding year’s annual meeting of shareholders, except that if no annual meeting of shareholders was held in the preceding year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the date contemplated at the time of the preceding year’s proxy statement, the notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 150 calendar days prior to the date of the contemplated annual meeting or the date that is 10 calendar days after the date of the first public announcement or other notification to shareholders of the date of the contemplated annual meeting, whichever first occurs.

A shareholder’s written notice shall set forth with respect to any proposal such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Corporation’s proxy statement, any other information required by Securities and Exchange Commission Rule 14a-8.

In addition, if the shareholder intends to solicit proxies from the shareholders of the Corporation, such shareholder shall notify the Corporation of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and Rule 14a-8, as applicable.

(4) For nominations of persons for election to the Board of Directors to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 10(a)(2), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 calendar days nor more than 150 calendar days prior to the first anniversary of the preceding year’s annual meeting of shareholders; provided, however, that if no annual meeting of shareholders was held in the preceding year or if the date of the annual meeting of shareholders has been changed by more than 30 calendar days from the first anniversary of the preceding year’s annual meeting, the notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 150th calendar day prior to the date of the contemplated annual meeting or the 10th calendar day following the date of the first public announcement of the date of the contemplated annual meeting.

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A shareholder’s notice of nomination shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of the Corporation that are owned beneficially or of record by the person, (D) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (E) evidence satisfactory to the Corporation that such nominee has no interests that would limit their ability to fulfill their duties of office; and (ii) as to the shareholder giving the notice, (A) the name and address of such shareholder as they appear on the Corporation’s books, (B) the class and number of shares of the Corporation that are beneficially owned by such shareholder, (C) the dates upon which the shareholder acquired such shares, and (D) documentary support for any claim of beneficial ownership.

(b) Special Meetings of Shareholders.

(1) For business to be properly brought before a special meeting of shareholders, other than nominations of persons for election to the Board of Directors, any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 10, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10, must give timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation at least 120 calendar days prior to the date of the special meeting.

(2) Such shareholder’s notice to the Secretary shall set forth with respect to any proposal such shareholder proposes to bring before the special meeting: (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting; (ii) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation that are beneficially owned by such shareholder; (iv) the dates upon which the shareholder acquired such shares; (v) documentary support for any claim of beneficial ownership; (vi) any material interest of such shareholder in such business; and (vii) a statement in support of the matter and, for proposals sought to be included in the Corporation’s proxy statement, any other information required by Rule 14a-8.

In addition, if the shareholder intends to solicit proxies from the shareholders of the Corporation, such shareholder shall notify the Corporation of this intent in accordance with Securities and Exchange Commission Rule 14a-4 and Rule 14a-8, as applicable.

(3) If the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any shareholder who is a shareholder of record at the time of giving of notice provided for in this Section 10 and who is entitled to vote at the meeting for the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, provided that the shareholder gives timely notice thereof in writing to the Secretary of the Corporation. To be timely, such shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation at least 120 calendar days prior to the date of the special meeting. Such shareholder’s notice of nomination shall set forth the information required by Section 10(a)(4) of this Article I.

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(c) Compliance with this Section 10. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting of shareholders except business brought before such meeting in accordance with the procedures set forth in this Article I, Section 10; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Article I, Section 10 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be considered or transacted.

ARTICLE II

DIRECTORS

Section 1. Number, Quorum, Term, Vacancies, Removal. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors of the Corporation shall consist of at least one person, provided however that the Corporation may by the affirmative vote of the holders of a majority of shares entitled to vote at a meeting at which a quorum is present increase or reduce the limits in the number of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in this Section of this Article, and each director elected shall hold office for the term elected and until his/her successor is duly elected and qualified or until his/her death, resignation or removal. The Board of Directors may elect a Director to be the Chairman of the Board, who shall preside at all meetings of the Board of Directors and of the shareholders, and shall have and perform such other duties as from time to time may be assigned to him/her by the Board of Directors. Directors need not be shareholders of the Corporation.

A majority of the members of the Board of Directors then holding office (but not less than one-third of the total number of directors nor less than two directors, unless there is only one director in which case such sole director shall constitute a quorum) shall constitute a quorum for the transaction of business. At all meetings of a committee of the Board a majority of the directors then members of the committee in office shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Board of Directors or the committee, unless the vote of a larger number is specifically required by statute, by the Articles of Incorporation, or by these Bylaws. If at any meeting of the Board or a committee, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time and to another place without notice other than announcement at the meeting, until a quorum shall be present.

The Board of Directors shall be divided into three classes which shall be denominated Class A, Class B and Class C, respectively, and whose members shall be as nearly equal in number as may be possible, to serve for the following terms and until their successors shall have been elected and qualified and unless sooner displaced or removed. The Class A directors shall stand elected for a term expiring at the Corporation’s annual meeting of shareholders in 2026, the Class B directors shall stand elected for a term expiring at the Corporation’s annual meeting of shareholders in 2027, and the Class C directors shall stand elected for a term expiring at the Corporation’s annual meeting of shareholders in 2028. Thereafter, at each subsequent annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting after their election.

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Notwithstanding the foregoing, and except as set forth in the Articles of Incorporation, whenever the holders of any series of Preferred Stock shall be entitled, voting separately as a class, to elect directors, the terms of all directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.

Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, an increase in the number of directors or otherwise, the vacancy shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board, or by the shareholders (except as otherwise provided by law or the Articles of Incorporation), and the person so chosen shall hold office for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his/her successor shall have been elected and qualified.

At a meeting of shareholders, any director or the entire Board of Directors may be removed for cause by the affirmative vote of a majority of the votes cast by the shares entitled to vote at an election of directors. The notice of the meeting shall state that one of the purposes of the meeting is the removal of the director or directors.

Section 2. Meetings, Notice. Regular or special meetings of the Board of Directors shall be held at such place either within or without the State of Florida, as may from time to time be fixed by resolution of the Board, or as may be specified in the notice of meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board and, unless the Articles of Incorporation provide otherwise, regular meetings of the Board may be held without notice of the date, time, place or purpose of the meeting. Special meetings may be held at any time upon the call of two directors, the Chairman of the Board, if one be elected, or the Chief Executive Officer, by oral, telegraphic or other forms of written or electronic notice, duly served on or sent or mailed to each director (including via electronic means) not less than two days before such meeting. The notice shall set forth the general nature of the business to be considered unless notice is waived by all the directors either at, before or after the meeting is held.

Unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of the meeting except where a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

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Section 3. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his/her dissent shall be entered in the minutes of the meeting or unless he or she shall file his/her written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 4. Committees. The Board of Directors shall create and maintain, as standing committees of the Board of Directors, an Audit Committee, a Compensation Committee, and a Nominating, with such duties and functions as set forth in the respective charters and as below described. Additionally, the Board of Directors may, in its discretion, by resolution adopted by a majority of the whole Board, designate from among its members one or more other committees which shall consist of one or more directors. The Board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such delegation may be made subject to any conditions the directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the directors.

Each committee shall have and may exercise such powers as shall be conferred or authorized by the resolution creating the committee and the charter governing such committee; provided, however, such a committee shall not have the power or authority to:

a)	approve or recommend to shareholders actions or proposals required by statute to be approved by the shareholders;

b)	fill vacancies on the Board of Directors or any committee thereof;

c)	adopt, amend or repeal the Bylaws of the Corporation;

d)	authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

e)	authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors.

A majority of any such committee may determine its action, keep regular minutes of its meetings and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. Except as set forth in the committee charter, the Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

Section 5. Action by Consent. Unless otherwise provided by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to or after such action, a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the board or committee. Such consents shall have the same effect as a vote of the Board or committee for all purposes.

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Section 6. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board; in addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time. The directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of directors or committees of directors, or general meetings of the Corporation, or separate meetings of the holders of any class of shares or debentures of the Corporation, or otherwise in connection with the business of the Corporation or the discharge of their duties as a director. The directors may by resolution approve additional remuneration to any director for any services which in the opinion of the directors go beyond his/her ordinary routine work as a director.

Section 7. Resignation. A director may resign by written notice to the Corporation. The resignation is effective upon its delivery to the Corporation or a subsequent time as set forth in the notice of resignation. In addition, any incumbent director nominee who fails to receive a majority of the votes cast in an uncontested election shall promptly tender his or her resignation to the Board of Directors, contingent upon acceptance by the Board, in accordance with any director resignation policy then in effect as adopted by the Board of Directors.

ARTICLE III

OFFICERS

Section 1. Title and Election. The Board of Directors at each annual meeting of directors shall elect such officers as the Board shall deem necessary, including a Chief Executive Officer, a President, a Secretary, a Treasurer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless the Articles of Incorporation or these Bylaws otherwise provide. The Board of Directors may designate any such officer as the Chief Operating Officer or Chief Financial Officer, as from time to time shall be determined by the Board of Directors. The directors may appoint such officers of the Corporation (including, for the avoidance of doubt and without limitation, any secretary) as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit.

Section 2. Term of Office. The officers shall hold office until their resignation or removal or until their successors are chosen and qualify.

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Section 3. Resignation and Removal of Officers. An officer may resign at any time by delivering written notice to the Corporation and such resignation is effective when the notice is delivered, unless the notice specifies a later effective date and time. Acceptance of such resignation shall not be necessary to make it effective. Unless otherwise specified in the terms of his/her appointment, any officer elected by the Board of Directors may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board of Directors or by resolution of the shareholders.

Section 4. Vacancies. Any vacancy in office resulting for any reason, whether death, resignation, retirement, disqualification, removal from office or otherwise, may be filled by the Board of Directors or by any officer authorized by the Board of Directors or these Bylaws to appoint such officer.

Section 5. Powers and Duties. Each officer has the authority and shall perform the duties set forth below or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of officers.

(a) Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as may from time to time be assigned by the Board of Directors.

(b) President/Chief Executive Officer. The Chief Executive Officer may be the President of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors. In the event the Chief Executive Officer is not the President of the Corporation, and is unable to perform the duties of Chairman or Chief Executive Officer, then the President shall perform such duties and have such other powers as the Board of Directors shall prescribe or as the Chief Executive Officer may from time to time delegate. The Chief Executive Officer shall appoint and discharge employees and agents of the Corporation (other than officers elected by the Board of Directors). The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Section 1 of this Article III shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the Chief Executive Officer or pursuant to his/her direction.

(c) Vice Presidents. The Vice Presidents, in the order of their seniority, shall perform such duties as Vice Presidents customarily perform and shall perform such other duties and shall exercise such other powers as the Chief Executive Officer, President or the Board of Directors may from time to time designate. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

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(d) Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record all votes and minutes of all proceedings in books and records to be kept for that purpose, and shall perform like duties for the standing committees, when requested. The Secretary shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have custody of the corporate seal of the Corporation and shall have the authority to affix the corporate seal to any instrument, the execution of which on behalf of the Corporation is required to be under its seal as duly authorized and shall attest to the same by signature, whenever required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President may require and shall cause to be prepared, recorded, transferred, issued, sealed and cancelled, certificates of stock as required by the transactions of the Corporation and its shareholders. The Secretary shall see that all books, reports, statements and certificates and other documents and records required by law are properly kept and filed. The Secretary shall perform such other duties as may be incident to the office of a Secretary of a Corporation or as may be assigned by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

(e) Treasurer. The Treasurer shall be charged with the custody of corporate funds and securities and shall keep full and accurate records of the receipts and disbursements in books belonging to the Corporation and shall perform such other duties as Treasurers usually perform or such other duties and exercise such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time designate.

(f) Assistant Vice President, Assistant Secretary and Assistant Treasurer. The Assistant Vice President, Assistant Secretary and Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices and, in general, shall perform such other duties as shall be assigned to any of them by the Board of Directors or by the person appointing them. Specifically, the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the Corporation.

(g) Delegation of Authority and Duties. In case of the absence or disability of any officer of the Corporation or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of them, of such officer to any other officer or to any director, to the extent the powers and duties of the several officers are not provided from time to time by resolution or other directive of the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President (with respect to other officers), the officers shall have all powers and shall discharge the duties customarily and usually held and performed by like officers of corporations similar in organization and business purpose to the Corporation.

(h) Appointment by Officers. A duly appointed officer may appoint one or more officers or assistant officers as deemed necessary or appropriate and as authorized by the Board of Directors.

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ARTICLE IV

INDEMNIFICATION

Section 1. Actions by Others. The Corporation shall indemnify any person who was or is a party to any proceeding (other than an action by or in the right of the Corporation), by reason of the fact that he/she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred by him/her in connection with such proceeding, including any appeal thereof, if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had no reasonable cause to believe that his/her conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him/her in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 3. Successful Defense. To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2 of this Article IV, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him/her in connection therewith.

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Section 4. Specific Authorization. Any indemnification under Section 1 or Section 2 of this Article (unless pursuant to a determination by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; or (c) by independent legal counsel selected by the Board of Directors prescribed in clause (a) of this Section or the committee prescribed in clause (b) of this Section or, if a quorum of the directors cannot be obtained for clause (a) and the committee cannot be designated under clause (b), selected by majority vote of the full Board of Directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

Section 5. Advance of Expenses. The Corporation shall advance to each indemnified person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defense of any action, suit, proceeding or investigation involving such indemnified person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the indemnified person shall execute an undertaking to repay the advanced amount to the Corporation if it shall be determined by final judgment or other final adjudication that such indemnified person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such indemnified person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Corporation (without interest) by the indemnified person. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Section 6. Right of Indemnity Not Exclusive. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive, and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, unless otherwise provided when authorized or ratified.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this Article, or Section 607.0851 of the Florida Business Corporation Act (the “Act”).

Section 8. Invalidity of Any Provisions of this Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

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ARTICLE V

CAPITAL STOCK

Section 1. Shares With Certificates.

(a) Certificates for shares of stock shall be in such form, consistent with applicable law, as the Board of Directors may from time to time prescribe. A shareholder shall only be entitled to a share certificate if the directors resolve that share certificates shall be issued. Each certificate representing shares of the Corporation shall also comply with the requirements of the applicable national securities exchange or any other exchange or stock market on which the shares represented by such certificate are listed or quoted.

(b) Each share represented by a certificate must state on its face: (i) the name of the Corporation and that the Corporation is a Florida corporation, (ii) the name of the person to whom issued, and (iii) the number and class of shares and the designation of the series, if any, the certificate represents.

(c) The certificates of stock shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers. If the shares being issued are of different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class of shares and the variations in rights, preferences, and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.

Section 2. Shares Without Certificates.

(a) The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation.

(b) Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required pursuant to Sections 1(b) and (c) of this Article V.

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Section 3. Lost, Defaced, or Destroyed Certificates. In the event that any certificate of stock is lost, stolen, destroyed, defaced or worn out, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof, or may issue uncertificated shares to replace such certificate, on such terms as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Corporation in investigating evidence, as the directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate. The Board may in its discretion, before the issuance of such new certificate or uncertificated shares, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

Section 4. Transfer.

(a) Subject to the terms of these Bylaws, any shareholder may transfer all or any of his/her shares by an instrument of transfer provided that such transfer complies with applicable rules of the SEC and federal securities laws of the United States. If the shares in question were issued in conjunction with options or warrants on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant.

(b) In the case of certificated shares, shares of stock of the Corporation shall be transferred upon the books of the Corporation by the holder thereof in person or by his/her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Following such surrender, it shall be the duty of the Corporation to cancel the old certificate, issue a new certificate or uncertificated shares to the person entitled thereto and record the transaction upon the books of the Corporation.

(c) In the case of uncertificated shares, upon the receipt by the Corporation or the transfer agent of the Corporation of proper transfer instructions from the registered owner or duly authorized agent, transferee or legal representative thereof, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

(d) The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the stock transfer books of the Corporation.

Section 5. Record Dates. The Board of Directors may fix in advance a date, not less than ten nor more than seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend or to receive any distribution or allotment of such rights, or otherwise, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such distribution or allotment or rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid.

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Section 6. Redemption, Repurchase and Surrender of Shares.

(a) Subject to the provisions of the Act, and, where applicable, the rules of the national securities exchange on which shares of the Corporation are listed and/or any competent regulatory authority, the Corporation may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Corporation. The redemption of such shares shall be effected in such manner and upon such other terms as the Corporation may, by unanimous written consent, determine before the issue of such shares.

(b) Subject to the provisions of the Act, and, where applicable, the rules of the national securities exchange on which shares of the Corporation are listed and/or any competent regulatory authority, the Corporation may purchase its own shares (including any redeemable shares) in such manner and on such other terms as the Board of Directors may agree with the relevant shareholder.

(c) Subject to the provisions of the Act, and, where applicable, the rules of the national securities exchange on which shares of the Corporation are listed and/or any competent regulatory authority, the Corporation may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Act, including out of capital.

(d) The Board of Directors may accept the surrender for no consideration of any fully paid share.

Section 7. Treasury Shares.

(a) The Board of Directors may, prior to the purchase, redemption or surrender of any share, determine that such share shall be held as a Treasury Share.

(b) The Board of Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

Section 8. Variation of Rights of Shares.

(a) If at any time the share capital of the Corporation is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Corporation is being wound up, be varied only with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. All provisions of the Articles of Incorporation relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

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(b) For the purposes of a separate class meeting, the Board of Directors may treat two or more or all the classes of shares as forming one class of shares if the Board of Directors considers that such class of shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of shares.

(c) The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

ARTICLE VI

DIVIDENDS AND DISTRIBUTIONS

Section 1. Declaration of Dividends. Subject to applicable law and except as otherwise provided by the rights attached to any shares, the directors may resolve to pay dividends and other distributions on shares in issue and authorize payment of the dividends or other distributions out of the funds of the Corporation lawfully available therefor. No dividend or other distribution shall be paid if, after giving effect to such dividend or distribution: (a) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (b) the Corporation’s total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, or as otherwise prohibited by applicable law.

Section 2. Payment of Dividends. Except as otherwise provided by the rights attached to any shares, all dividends and other distributions shall be paid according to the number of shares that a shareholder holds. If any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Section 3. Deductions. The directors may deduct from any dividend or other distribution payable to any shareholder all sums of money (if any) then payable by him/her to the Corporation on account of calls or otherwise.

Section 4. Dividends in Kind. The directors may resolve that any dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the directors may settle the same as they think expedient and in particular may issue fractional shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any shareholders upon the basis of the value so fixed in order to adjust the rights of all shareholders and may vest any such specific assets in trustees in such manner as may seem expedient to the directors.

Section 5. Currency. Except as otherwise provided by the rights attached to any shares, dividends and other distributions may be paid in any currency. The directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

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Section 6. Reserves. The directors may, before resolving to pay any dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for any purpose of the Corporation and pending such application may, at the discretion of the directors, be employed in the business of the Corporation.

Section 7. Payment Method. Any dividend, other distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by check or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the stock transfer books of the Corporation or to such person and to such address as such holder or joint holders may in writing direct. Every such check or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, other distributions, bonuses, or other monies payable in respect of the share held by them as joint holders.

Section 8. Unclaimed Dividends. No dividend or other distribution shall bear interest against the Corporation. Any dividend or other distribution which cannot be paid to a shareholder and/or which remains unclaimed after six months from the date on which such dividend or other distribution becomes payable may, in the discretion of the directors, be paid into a separate account in the Corporation’s name, provided that the Corporation shall not be constituted as a trustee in respect of that account and the dividend or other distribution shall remain as a debt due to the shareholder. Any unclaimed dividends or other distributions shall be handled in accordance with applicable state unclaimed property (escheatment) laws.

ARTICLE VII

CHECKS, NOTES, ETC.

Section 1. Checks, Notes, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the Chief Executive Officer, President or any Vice President and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Offices. The registered office of the Corporation shall be located at such location in the State of Florida as shall be designated by the Board of Directors, and the Corporation shall maintain a registered agent at such office as required by Florida law. The Corporation may have other offices either within or without the State of Florida at such places as shall be determined from time to time by the Board of Directors or the business of the Corporation may require.

Section 2. Fiscal Year. The fiscal and operating year of the Corporation shall commence on January 1 and end on December 31 in each year.

Section 3. Corporate Seal. The Corporation may, if the directors so determine, have a seal. The seal shall only be used by the authority of the directors or of a committee of the directors authorized by the directors. Every instrument to which the seal has been affixed shall be signed by at least one person who shall be either a director or some officer of the Corporation or other person appointed by the directors for the purpose. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors. Except as otherwise provided by law, the failure to affix the seal of the Corporation to the document shall not affect the validity thereof.

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Section 4. Books. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Florida, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board of Directors and committees, and the stock book, containing the names and addresses of the shareholders, the number, class and series of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine. The directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Corporation or any of them shall be open to the inspection of shareholders not being directors and no shareholder (not being a director) shall have any right of inspecting any account or book or document of the Corporation except as conferred by statute or authorized by the directors or by the Corporation in general meeting.

Section 5. Governing Documents. These Bylaws shall govern the internal affairs of the Corporation, but only to the extent they are consistent with law and the Articles of Incorporation. Nothing contained in the Bylaws shall, however, prevent the imposition by contract of greater voting, notice or other requirements than those set forth in these Bylaws.

ARTICLE IX

AMENDMENTS

Section 1. Amendments. Except as otherwise provided by the Articles of Incorporation, the Bylaws of the Corporation may be altered, amended or repealed, and new Bylaws adopted, by the affirmative vote of a majority of the members of the Board of Directors then in office or by the affirmative vote of the holders of at least a majority of the voting power of all shares of stock of the Corporation then entitled to vote generally in the election of directors, voting as a single class. Notwithstanding the foregoing, any amendment to Article II, Section 1 of these Bylaws (relating to the classified board structure) shall require the affirmative vote of the holders of at least 66⅔% of the voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, to the extent required by the Articles of Incorporation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 78.7502 of the FBCA permits a corporation to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

The Company’s articles of incorporation (the “Charter”) to be in effect following the Continuation will provide that to the fullest extent permitted by the FBCA as the same exists or as may hereafter be amended, no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. In addition, the Company’s bylaws (the “Bylaws”) to be in effect following the Continuation will provide that the Company will indemnify and hold harmless to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by such person.

The Company has entered into indemnification agreements with each of its officer and directors. The contractual rights to indemnification provided by these indemnification agreements are subject to the limitations and conditions specified in such agreements.

We have directors and officers insurance which includes insurance for claims against these persons brought under securities laws.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits — See the Exhibit Index which is hereby incorporated herein by reference.

Exhibit No.	Description	Included	Form	Filing Date

3.1	Third Amended and Restated Memorandum and Articles of Association.	By Reference	Schedule 14A	December 4, 2013
3.2	Form of Articles of Incorporation to be in effect following Continuation (included as Exhibit A to the Proxy Statement/Prospectus)	Herewith
3.3	Form of Bylaws to be in effect following Continuation (included as Exhibit B to the Proxy Statement/Prospectus)	Herewith
4.1	Specimen Ordinary Share Certificate.	By Reference	S-1/A	January 23, 2012
4.2	Specimen Warrant Certificate.	By Reference	S-1/A	December 28, 2011
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.	By Reference	8-K	March 22, 2012
4.4	Description of the Company’s Securities	By Reference	10-K	March 8, 2021
5.1*	Opinion of Graubard Miller
10.1	Amended and Restated Registration Rights Agreement among the Company, the Initial Shareholders and Energy Holding Corporation.	By Reference	8-K	December 27, 2013
10.2	2013 Long-Term Incentive Equity Plan	By Reference	Schedule 14A	December 4, 2013
10.3	Form of Indemnification Agreement	By Reference	8-K	March 5, 2014
10.4	Settlement Agreement, dated June 30, 2018, between the Company and Giovanni Monti	By Reference	Form 10-K	March 8, 2019
10.5	Investment Agreement dated January 11, 2019, by and among Tecnoglass Inc., Holding Concorde S.A.S., Saint-Gobain Colombia S.A.S., Saint-Gobain Cristaleria S.L., and Pilkington International Holdings B.V.	By Reference	8-K	January 11, 2019
19	Insider Trading Policy	By Reference	Form 10-K	February 29, 2024
21	List of subsidiaries.	By Reference	Form 10-K	March 2, 2026
23.1	Consent of PwC Contadores y Auditores S. A. S.	Herewith
23.2	Consent of Graubard Miller (included in Exhibit 5.1)
24	Power of Attorney (included on signature page of this Form 10-K).	Herewith
97	Clawback Policy	By Reference	Form 10-K	February 29, 2024
99.1*	Form of Proxy Card
107	Filing Fee Table	Herewith

*To be filed by amendment.

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ITEM 22.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, if a primary offering of securities of the undersigned registrant is deemed to occur pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, and if the securities are deemed to be offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8) That every prospectus (i) that is filed pursuant to paragraph (g)(1) of Item 512 of Regulation S-K or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in in the City of Barranquilla, Colombia, on April 21, 2026.

TECNOGLASS INC.

By:	/s/ Jose M. Daes
Name:	Jose M. Daes
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jose M. Daes such person’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments thereto (including post-effective amendments), any subsequent Registration Statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Jose M. Daes	Chief Executive Officer	April 21, 2026
Jose M. Daes	(Principal Executive Officer)

/s/ Christian T. Daes	Chief Operating Officer	April 21, 2026
Christian T. Daes

/s/ Santiago Giraldo	Chief Financial Officer	April 21, 2026
Santiago Giraldo	(Principal Financial and Accounting Officer)

/s/ Carlos A. Cure	Director	April 21, 2026
Carlos A. Cure

/s/ Luis Fernando Castro	Director	April 21, 2026
Luis Fernando Castro

/s/ Anne Louise Carricarte	Director	April 21, 2026
Anne Louise Carricarte

/s/ Julio A. Torres	Director	April 21, 2026
Julio A. Torres

/s/ Jon Paul Perez	Director	April 21, 2026
Jon Paul Perez

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